                                                                     Exhibit 2.1


                        AGREEMENT FOR SALE AND PURCHASE


         THIS AGREEMENT FOR SALE AND PURCHASE (the "Agreement") is dated as of September 30, 2001 between IMX Pharmaceuticals, Inc., a Utah corporation ("Purchaser"), and Cater Barnard, plc, an English corporation ("CB"), and Envesta, plc, an English corporation, ("Envesta") (collectively referred to as "Sellers").


                                    RECITALS


1. On October 13, 2000 CB entered into an agreement to acquire 52,246.6 shares of the Series C-1 Preferred Shares, $0.1 par value, (the "TDMI C-1 Preferred") and 246,034 shares of the Series C-2 Preferred Shares, $.01 par value, (the "TDMI C-2 Preferred") of ThinkDirectMarketing, Inc. ("TDMI") (the "Shares"). The agreement pursuant to which the Shares were acquired is attached as Exhibit R-1. CB has acquired and holds all of the Shares.

2. Pursuant to the October 13, 2000 agreement, CB has lent $4,000,000 to TDMI. This debt is evidenced by a series of eight TDMI's promissory notes (the "Notes"). A copy of the each Note is attached as Exhibit R-2. The Notes are convertible into shares of various classes of TDMI preferred stock that are convertible into shares of TDMI Common.

3. On October 13, 2000 CB acquired an option (the "Option") to acquire shares of TDMI Common and TDMI's Class A, Class B-1, Class B-2, and Class C-1 Preferred Stock (the "Optioned Stock"). A copy of the agreement creating the Option (the "Option Agreement") is attached as Exhibit R-3. All of the Optioned Stock is listed in Schedule 1 to the Option.

4. The Shares, the Notes, and the Optioned Stock represent all of the TDMI Common or rights to obtain TDMI Common.

5.       {Intentionally left blank}

6. Envesta owns 297,555 ordinary shares,(pound)1 par value (the "Findstar Stock") of Findstar, plc ("Findstar").

7. The Shares, the Note, the Option, the Optioned Stock, and the Findstar Stock are hereinafter referred to as the "Property".

8. On April 19, 2001, CB changed it name from Voyager IT.com, plc to Cater Barnard, plc.

9. On November 22, 2000, Purchaser and its subsidiary, imx/eti LifePartners, Inc. filled for protection from their creditors pursuant to Chapter 11 of the Bankruptcy Act in the United States District Court for the Southern District of Florida (the "Bankruptcy Proceeding").

10. The Purchaser has filed a third amended Plan of Reorganization dated August 10, 2001 (the "Plan"). The Plan was confirmed on September 26, 2001.

11. Pursuant to the Plan, prior to the closing of this transaction Purchaser's common stock, $.001 par value, (the "IMX Common") shall have undergone a 1 for 20 stock consolidation. Unless specifically stated, all references to IMX Common herein shall refer to post consolidation shares.

12. Purchaser desires to purchase the Property from Sellers and Sellers desire to sell the Property to Purchaser pursuant to and in accordance with the terms and conditions of this Agreement.

The Parties agree as follows:


                                   AGREEMENT



ARTICLE I           THE PARTIES

SECTION 1.01   THE PARTIES
------------   -----------

         (a) The Purchaser is a publicly traded Utah corporation having a business office at 1900 Corporate Boulevard, Suite 400 E 5, Boca Raton, Florida 33431.

         (b) Each Seller is a corporation registered in England and Wales and each has a business office at Lloyd's Avenue House, 6 Lloyd's Avenue, London, England EC3N 3AX.

SECTION 1.02   ASSIGNMENT
------------   ----------

         (a) With the prior written consent of Sellers, Purchaser may assign its rights or part of its rights under this Agreement to corporations that are wholly owned subsidiaries of Purchaser. No assignment shall be valid unless each assignee assumes all applicable obligations of Purchaser under this Agreement. No assignment shall relieve Purchaser of its obligations under this Agreement.

         (b) Purchaser and Sellers may not assign their rights under this Agreement except as provided in Subsection (a).

         (c) For purposes of this Agreement, an assignment includes the purchase or sale of over 50% of the voting securities of Purchaser or any Seller.


ARTICLE II          THE ASSETS PURCHASED

SECTION 2.01   THE SHARES
------------   ----------

         The Shares consist of 52,246.6 shares of TDMI Series C-1 Preferred and 246,034 shares of TDMI C-2 Preferred, all registered in the name of Voyager IT.com, plc.

SECTION 2.02   THE NOTES
------------   ---------

         The Notes are a series of eight TDMI promissory notes due December 31, 2001 in the aggregate principal amount of $4,000,000. The Notes are payable to
Voyager IT.com, plc and are held by CB.

SECTION 2.03   THE OPTION
------------   ----------

         The Option is CB's rights to purchase the Optioned Stock and is evidenced by the Option Agreement granting those rights to CB.

SECTION 2.04   {Intentionally left blank}
------------   --------------------------

SECTION 2.05   {Intentionally left blank}
------------   --------------------------

SECTION 2.06   THE FINDSTAR STOCK
------------   ------------------

         The Findstar Stock consists of 297,555 shares of Findstar common stock in the name of Envesta, plc.

SECTION 2.07   THE PROPERTY
------------   ------------

         The "Property" consists of the Shares, the Notes, the Option, the Optioned Stock, and the Findstar Stock.


ARTICLE III         THE PURCHASE PRICE AND ITS PAYMENT

SECTION 3.01   PURCHASE PRICE
------------   --------------

         In consideration of this Agreement and the purchase, transfer, sale, and assignment of the Property, Purchaser shall pay to Sellers a purchase price ("Purchase Price") of $27,000,000, which shall be satisfied in accordance with
Section 3.02.

SECTION 3.02   PAYMENT OF THE PURCHASE PRICE
------------   -----------------------------

         Sellers shall accept the following securities as full and complete settlement of the Purchase Price:

         (a) 1,500,000 shares of IMX Common duly and validly issued and registered in the name of Sellers.

         (b) 225,000 shares of Purchaser's newly created Class B 5% Preferred Stock, $80 stated value, duly and validly issued and registered in the name of Sellers (the "IMX Preferred" and together with the IMX Common, the "IMX Stock"). The IMX Preferred is convertible in to IMX Common at a rate of one share of IMX Common for each $4.00 of stated value (subject to adjustment). The Articles of Ammendment creating the IMX Preferred shall be in the form attached hereto as Schedule 3.02(b).

         (c) IMX's five (5%) percent promissory notes payable to the order of Sellers (collectively the "IMX Note") in the initial aggregate principal amount of $3,000,000. The interest on the IMX Note shall be payable annually, in either cash or IMX Common, valued at $4.00 per share. The IMX Note shall mature on December 31, 2006. The IMX Note shall be in the form attached hereto as
Schedule 3.02(c).

         (d) Each element of the Purchase Price shall be allocated among the Sellers as specified on Schedule 3.02(d).

SECTION 3.03   ADDITIONAL INVESTMENT
------------   ---------------------

         Concurrently with the Closing pursuant to Article VI, CB shall purchase not less than 75,000 shares of IMX Common for a purchase price of $4.00 per share. This stock shall be considered part of the IMX Stock for all purposes hereof, including without limitation the provisions of Articles IV and VII. CB's obligation to purchase the IMX Common pursuant to this section shall be subject to the consummation of the other transactions contemplated herein.

ARTICLE IV          REPRESENTATIONS

SECTION 4.01   SELLERS' REPRESENTATIONS
------------   ------------------------

         Seller represents to Purchaser as follows:

         (a) Each Seller is a corporation that is validly existing and in good standing under the laws of England and Wales.

         (b) TDMI is a corporation that is validly existing and in good standing under the laws of the State of Delaware.

         (c)      {Intentionally left blank}

         (d)      {Intentionally left blank}

         (e) Findstar is a corporation that is validly existing and in good standing under the laws of the England and Wales.

         (f) Sellers have delivered, or will deliver prior to the Closing Date, to Purchaser true and complete copies of all charter documents, by-laws, and amendments thereto for Sellers, TDMI, and Findstar.

         (g) The execution, delivery, and consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action by Sellers and will not contravene any provisions of law, any order of any court or other agency of government applicable to Sellers, or any of their constituent documents. Any consents, approvals, authorizations, or orders of or registrations or qualifications with any person, bank, or any governmental body or court having the authority or power to regulate, supervise, or direct the business and affairs of Sellers that is necessary for the consummation of the transactions specified in this Agreement shall have been obtained prior to the Closing Date. Nothing in any agreement to which any Seller is a party prohibits the execution or implementation of this Agreement.

         (h) This Agreement constitutes the legal, valid and binding obligation of each Seller enforceable against it in accordance with its terms, subject only to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

         (i) The Shares, the Notes, the Optioned Shares, and the Option represent all of the capital equity, or rights to acquire capital equity, of TDMI.

         (j) The instruments evidencing the Notes and the Option are legal, valid, and binding obligations of the counter-parties thereto and are enforceable against them in accordance with their terms, subject only to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

         (k) The instruments evidencing the Notes and Option are in full force and effect. CB has no knowledge of and has received no notice of any alleged violation or breach of any of these instruments from any person and knows of no state of facts that, with the passage of time or the giving of notice, or both, would constitute a violation or breach.

         (l) Dean Eaker and Bruce Biegel are still the Grantor Representatives under the Option.

         (m) TDMI and the Grantor Representatives have been informed of the pendancy of this transaction.

         (n) Sellers may assign the Property to Purchaser in the manner contemplated hereby without any third party's consent. Nothing in any agreement creating or evidencing any Property or between any Seller and any other person prohibits the execution or implementation of this Agreement. This Agreement and its implementation will not void any agreement creating or evidencing any Property. Exhibits R-1, R-2, and R-3 are true and complete copies of the October 13, 2000 agreement, the Notes, and the Option Agreement, respectively.

         (o) The lists, copies, and other information provided on the Exhibits and Schedules or the certificates delivered pursuant to this Agreement are accurate and complete in every material respect. To the knowledge of Sellers, no party to any agreement delivered pursuant to this Agreement or referred to in or attached to any Schedule is in default thereof excepting as indicated in the applicable Schedule.

         (p) All facts stated or referred to in the Recitals 1 - 8 are true.

         (q) Sellers have no knowledge of and have received no notice of any material complaint about TDMI's or Findstar's business practices or of any alleged material violation of any law or regulation with respect to its business practices from any person.

         (r) Sellers own all the Property free and clear of any liens, claims, or other title defects. Sellers have the full power and right to transfer title to the Property to Purchaser in the manner contemplated hereby without any third party's consent.

         (s) Sellers have no knowledge of and have not received any notification of infringement by TDMI or Findstar or any allegation of infringement with regard to any trademark, service mark or trade name used by TDMI or Findstar from any person, and Sellers are not aware of a basis for any claim. To the best of Sellers' knowledge, no right or other trademark, service mark, or trade name used by TDMI or Findstar in connection with its business infringes in any material way any trademark, service mark, or trade name of others in any country in which the trademark, service mark, or trade name is used in connection with the manufacture or sale of any product, the provision of any service, or otherwise.

         (t) All material permits or other legal authorizations necessary for TDMI and Findstar to conduct their businesses as presently conducted have been obtained and are in full force and effect. Seller has no knowledge of and has received no notice of any alleged violation of any such permit from any person and knows of no state of facts that, with the passage of time or the giving of notice, or both, would constitute a violation.

         (u) All the liability and other insurance determined by TDMI and Findstar to be necessary in connection with the operation of their businesses have been obtained and are now in full force and effect. A copy of any review of insurance coverage by any insurance broker or consultant or other person has been delivered to Purchaser.

         (v) True and complete copies of TDMI's Financial Statements are attached as Schedule 4.01(v). The Financial Statements were prepared in accordance with generally accepted accounting principals, consistently applied, and accurately reflect, in all material respects, the financial condition of TDMI and the results of its operations in for the periods to which they relate. There has been no material change in the financial condition or the operations of TDMI since the date of the Financial Statements not otherwise disclosed to Purchaser. Seller has not received and has no knowledge of any auditors' letters from TDMI's accountants.

         (w) True and complete copies Envesta's Financial Statements are attached as Schedule 4.01(w). The Financial Statements were prepared in accordance with generally accepted accounting principals in the United Kingdom, consistently applied, and accurately reflect, in all material respects, the financial condition of Envesta and the results of its operations in for the periods to which they relate. There has been no material change in the financial condition or the operations of Envesta since the date of the Financial Statements not otherwise disclosed to Purchaser. Envesta has not received and has no knowledge of any auditors' letters from Findstar's accountants other than those listed on the Schedule. True and complete copies of any auditors' letters have been delivered to Purchaser.

         (x)      {Intentionally left blank}

         (y) TDMI and Findstar have sufficient title to the assets shown on its Balance Sheet (other than those assets disposed of since the date of that Balance Sheet) to conduct their respective business as presently conducted.

         (z) The Internal Revenue Service ("IRS") has not audited TDMI's tax returns since 1995. Copies of any audit papers and any other communications with the IRS have been delivered to Purchaser.

         (aa)     (i)      TDMI and Findstar have duly and timely filed where
         required all federal, state, local, or other tax returns required to be filed prior to the date of this Agreement, including income, employment, rent and sales and use tax returns, and, except as noted on
         Schedule 4.01(aa), have paid all taxes shown to be due and payable on such returns, all deficiencies and assessments notice of which has been received, all other taxes, and all governmental charges, duties, penalties, interest, and fines (collectively, "Other Charges") due and payable on or before the date of this Agreement.

                  (ii) There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax returns by TDMI or Findstar or for the payment by, or assessment against, either of any tax, deficiency, assessment, or Other Charges.

                  (iii) There are no suits, actions, claims, audits, investigations, inquiries, or proceedings pending against TDMI or Findstar in respect of any unpaid taxes, deficiencies, assessments, or Other Charges and there are no such threatened suits, actions, claims, audits, investigations, or inquiries.

                  (iv) TDMI and Findstar have withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected there from and has paid the same to the proper tax receiving officers.

         (bb) TDMI and Findstar are not parties to any civil litigation or arbitration proceeding except as listed on Schedule 4.01(bb) or otherwise disclosed to Purchaser. Sellers have no knowledge of and have received no notice of any criminal, regulatory, or compliance proceedings or threatened proceedings from or by any government or governmental entity or agency against TDMI or Findstar except as listed on the Schedule or otherwise disclosed to Purchaser. Seller has provided, or will provide prior to the Closing Date, Purchaser a summary of the proceedings listed on the Schedule or otherwise disclosed to Purchaser.

         (cc)     (i)      Sellers are acquiring the IMX Stock for investment
         and not with a view towards distribution. Sellers acknowledge and understand that they must bear the economic risk of an investment in the IMX Stock being acquired pursuant hereto for an indefinite period of time since such securities have not been registered under the Securities Act and, therefore, cannot be sold unless they are either subsequently registered under the Securities Act or an exemption from such registration is available and favorable opinions of counsel in form and substance satisfactory to Purchaser to that effect are obtained. The certificates representing the IMX Stock (unless such securities have been registered) shall bear on their face the following legend:

                  The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). These shares have been acquired for investment and not for distribution or resale. They may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act or an opinion of counsel for the Corporation that such registration is not required.

                  (ii) Sellers, taking into account the personnel and resources each can practically bring to bear on the purchase of the IMX Stock contemplated hereby, are knowledgeable, sophisticated, and experienced in making, and are qualified to make, decisions with respect to investments in IMX Stock presenting an investment decision like that involved in the purchase of the IMX Stock.

                  (iii) Sellers have had the opportunity to ask questions of and receive answers from representatives of Purchaser or persons acting on its behalf concerning the terms and conditions of the proposed investment in Purchaser, have had the opportunity to obtain additional information necessary to verify the accuracy of information previously furnished about Purchaser, and have requested, received, reviewed, and considered all information they deem relevant in making an informed decision to purchase the IMX Stock.

                  (iv) Each Seller is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         (dd) Neither TDMI, Findstar, nor any of their officers, employees or agents, nor any other person authorized by either of them to act on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee, or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office or other person who is or may be in a position to help the business of TDMI or Findstar (or assist them in connection with any actual or proposed transaction) which (i) might subject TDMI or Findstar to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of TDMI or Findstar as reflected in any of the Financial Statements or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of TDMI or Findstar.

         (ee) Each of the Schedules described in this Article IV is dated as of September 30, 2001, the date of this Agreement, identified specifically as a schedule to a particular article, certified by Sellers as being true and complete in every material respect, and has been delivered or made available to the Purchaser by the Sellers. Information disclosed in any schedule described in this Article IV shall not be deemed disclosed for purposes of any other schedule hereto.

         (ff) None of the representations, warranties, covenants, or agreements by Sellers in this Agreement, nor any certificate or schedule furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained therein, in light of the circumstances under which they were made, not misleading.

         (gg) All statements contained in any certificate or other instruments delivered by or on behalf of the Sellers pursuant hereto or in connection with the transactions contemplated hereby shall be deemed a representation and warranty of the Sellers.

SECTION 4.02   PURCHASER'S REPRESENTATIONS
------------   ---------------------------

         Purchaser represents as follows:

         (a) Purchaser is a corporation that was duly organized and is validly existing and in good standing under the laws of the State of Utah.

         (b) Purchaser owns Podiatrx, Inc., Sarah J, Inc, Proctozone, Inc., IMX Select Benefits Corporation, and six inactive (the "Subsidiaries"). Each Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Purchaser's interest in the capital stock of each Subsidiary constitutes all outstanding shares of capital stock thereof, and there are no rights, subscriptions, warrants, options, conversion rights, calls or other agreements or commitments of any kind outstanding respecting the issuance of any capital stock of any Subsidiaries. Each Subsidiary, other than Podiatrx, Inc., Sarah J, Inc, Proctozone, Inc., and IMX Select Benefits Corporation, is inactive with no material assets or operations.

         (c) The authorized capital stock of Purchaser consist of 51,000,000 shares, par value $.001 per share, of which 50,000,000 shares are common stock and 1,000,000 shares are preferred stock and may be issued from time to time in one or more series. As of the date of this Agreement, approximately 8,917,000 shares of common stock prior to the 1 for 20 consolidation and no shares of preferred stock are issued and outstanding, and approximately 297,000 (pre-consolidation) shares of common stock are reserved for issuance upon the exercise of outstanding warrants, all of which shall expire upon confirmation of the Plan. Except for the forgoing and options to purchase 510,000 (pre-consolidation) shares of common stock owned by William Forster (which shall expire upon confirmation of the Plan), there are no other rights, subscriptions, warrants, options, conversion rights, calls, or other agreements or commitments of any kind outstanding to purchase or otherwise acquire any shares of Purchaser's stock, or any other interest or securities or obligations of any kind exchangeable for, or convertible into any shares of stock, of any class of or any other equity interest in Purchaser or obligating Purchaser to grant, extend, or enter into any such agreement or commitment.

         (d) As of the day of this Agreement, Purchaser's common stock was held by approximately 340 shareholders of record, and, to the knowledge of Purchaser, approximately 200 additional beneficial owners whose shares are registered in street name.

         (e) Purchaser's common stock is registered under Section 12(g) of the Securities Exchange Act of 1934.

         (f) True and complete copies of Purchaser's and each Subsidiary's certificate of incorporation and by-laws, including all amendments thereto, have been delivered to Sellers.

         (g) The execution, delivery, and performance of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of Purchaser, and will not contravene any provisions of law, an order of any court or other agency of government, or of its Articles of Incorporation or Bylaws. Any and all consents, approvals, authorizations, or orders of or registrations or qualifications with any person, bank, governmental body, or court having authority or power to regulate supervise or direct the business and affairs of Purchaser necessary for the consummation of the transactions specified in this Agreement shall have been obtained prior to the Closing Date.

         (h) This Agreement constitutes the legal, valid, and binding obligation of Purchaser enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

         (i) Nothing in any agreement to which Purchaser is a party prohibits the execution or implementation of this Agreement.

         (j) This Agreement is not in violation of any law or regulation of any governmental jurisdiction in which Purchaser or any Subsidiary does business.

         (k) The IMX Stock, when issued in accordance with this Agreement, upon conversion or pursuant to the IMX Preferred, or pursuant to the IMX Note, will be duly authorized, validly issued, outstanding, fully paid, and non-assessable.

         (l) The reports and other documents filed by Purchaser with the United States Securities and Exchange Commission ("SEC" or the "Commission") and the Bankruptcy Court of the Southern District of Florida (the "Bankruptcy Court") were complete and accurate when filed and have been updated or supplemented as appropriate. The financial statements included or referenced therein were prepared in accordance with generally accepted accounting principals, consistently applied, and accurately reflect the financial condition of Purchaser and the results of its operations for the periods to which they relate. There has been no material change in the financial condition or the operations of Purchaser that has not been included in a report filed with the SEC or the Bankruptcy Court.

         (m) Reference is made to an unaudited consolidated balance sheet of Purchaser and the Subsidiaries as of March 31, 2001 included in the Purchaser's Quarterly Report on Form 10-QSB for the first quarter of 2001(the "Balance Sheet"). The Balance Sheet is in accordance with the books and records of the Purchaser and its Subsidiaries, was prepared in accordance with generally accepted accounting principals, and accurately reflects in all material respects to financial condition of the Purchaser and the Subsidiaries as of its date. There has been no material change in the financial condition of Purchaser and the Subsidiaries since the date of the Balance Sheet.

         (n) Except as set forth on Schedule 4.02(n) or reflected in the Balance Sheet, upon the approval of Purchaser's Plan by the Bankruptcy Court, neither Purchaser nor any Subsidiary shall have been liability, commitment or obligation of any nature, whether absolute, accrued, contingent or otherwise, or whether due or to become due.

         (o) Except for the Bankruptcy Proceeding or any proceeding or referred to therein, neither Purchaser nor any subsidiary is a party to any civil litigation or arbitration proceeding except as listed on Schedule 4.02(o). Purchaser has no knowledge of and has received no notice of any criminal, regulatory, or compliance proceedings or threatened proceedings from or by any government or governmental entity or agency except as listed on the Schedule. Purchaser has provided Seller with a copy of the pleadings or a summary of the proceedings listed, as well as any letters from Purchaser's counsel to Purchaser's auditors for any fiscal year after 1996 relating to litigation, contingent liabilities, and other matters.

         (p) All statements contained in any certificate or other instruments delivered by or on behalf of the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the Purchaser.

         (q) The IRS has not audited Purchaser's tax returns since 1995 except as listed on Schedule 4.02(q). Copies of any audit papers and any other communications with the IRS have been delivered to Seller.

         (r)      (i)      Up to and as of the Closing Date, Purchaser and each
         subsidiary has duly and timely filed where required all federal, state and local tax returns required to be filed prior to the date of this Agreement, including income, employment, rent and sales and use tax returns, and, except as noted on Schedule 4.02(r), has paid all taxes due and payable on such returns, all deficiencies and assessments notice of which has been received, all other taxes, and all Other Charges due and payable on or before the date of this Agreement.

                  (ii) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax returns by Purchaser or any Subsidiary or for the payment by, or assessment against, either of any tax, deficiency, assessment or Other Charges.

                  (iii) Except as specified in the Bankruptcy proceeding, there are no suits, actions, claims, audits, investigations, inquiries or proceedings pending against Purchaser or any Subsidiary in respect of any unpaid taxes, deficiencies, assessments or Other Charges and there are no such threatened suits, actions, claims, audits, investigations or inquiries.

                  (iv) Except as specified in the Bankruptcy proceeding, purchaser has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected there from and has paid the same to the proper tax receiving officers.

                  (v) Except as specified in the Bankruptcy proceeding, Purchaser is not in arrears in the payment of Federal, state and local withholding taxes, FICA, Medicare, real estate taxes and assessments, and sales taxes.

         (s) Neither Purchaser, any Subsidiary, nor any of their officers, employees or agents, nor any other person acting on behalf of any of them, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office or other person who is or may be in a position to help the business of Purchaser or any Subsidiary (or assist it in connection with any actual or proposed transaction) which (i) might subject Purchaser or any Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of Purchaser or any Subsidiary or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of Purchaser or any Subsidiary.

         (t) None of the representations, warranties, covenants or agreements by Purchaser in this Agreement, nor any certificate or schedule furnished or to be furnished pursuant hereto, or to the Bankruptcy Court, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained therein, in light of the circumstances under which they were made, not misleading.

         (u) Except as set forth on Schedule 4.02(u), neither the Purchaser nor any Subsidiary has any employees, and such schedule describes all employment contracts.

         (v) Schedule 4.02(v) lists all material contracts to which Purchaser or any Subsidiary is a party. For purposes hereof, "material" shall mean a contract which provides for the payment or receipt of an amount in excess of $10,000 in any calendar year, or which is otherwise material to the conduct of the business of the Purchaser or the Subsidiary as presently conducted.

         (w) Other than as described in Schedule 4.02(w), no Subsidiary owns any real property.

         (x) Purchaser has provided Sellers with true and complete copies of the options granted to William A. Forster, Gary Spielfogel, and Marc Falkin (the "Medicis Options") and the agreement transferring the beneficial ownership there of to Purchaser. The Medicis Options are in full force and effect, have not been exercised with respect to those portions eligible for exercise in 2001, 2002, and 2003, and have not been modified or amended in any manner. Purchaser has the beneficial ownership of the Medicis Options, subject only to a lien in the amount of $12,500 in favor of Jo-Anne Forster as described in the Plan.

         (y)      (i)      Purchaser is acquiring the Property for investment
         and not with a view towards distribution. Purchaser acknowledges and understands that it must bear the economic risk of an investment in the Property being acquired pursuant hereto for an indefinite period of time since it has not been registered under the Securities Act and, therefore, cannot be sold unless they are either subsequently registered under the Securities Act or an exemption from such registration is available and favorable opinions of counsel in form and substance satisfactory to Purchaser to that effect are obtained. The instruments representing the Shares and the Notes and any TDMI securities obtained upon exercise of the Option (unless such securities have been registered) shall bear on their face the following legend:

                  The interests represented by this instrument have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). They have been acquired for investment and not for distribution or resale. They may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act or an opinion of counsel for the Corporation that such registration is not required

                  (ii) Purchaser has had the opportunity to ask questions of and receive answers from representatives of Sellers or persons acting on its behalf concerning the terms and conditions of the proposed investment in the Property, has had the opportunity to obtain additional information necessary to verify the accuracy of information previously furnished about the Property, and has requested, received, reviewed, and considered all information it deems relevant in making an informed decision to purchase the Property.


ARTICLE V           CONDITIONS PRECEDENT TO THE CLOSING

SECTION 5.01   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE
------------   -------------------------------------------------------

         Notwithstanding any other provision herein, the obligations of the Purchaser under this Agreement are, at the option of the Purchaser, subject to the fulfillment of each of the conditions set forth below.

         (a)      The Bankruptcy Court shall have approved the Plan.

         (b) The representations of the Sellers contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date. On or before the Closing Date, the Seller shall have complied with and duly performed any and all covenants, agreements, and conditions in all material respects, on its part to be complied with or performed pursuant to or in connection with this Agreement on or before the Closing Date.

         (c) The Purchaser shall have received a certificate executed by the Secretary of each Seller setting forth a copy of the resolutions adopted by its Board of Directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (d) The Purchaser shall have received the opinions of Morgan, Lewis & Bockius LLP, counsel for Seller as to United States matters and Philip Speer & Co., counsel for Seller as to English matters, dated as of the Closing Date to the effect that (i) CB, Envesta, Findstar, and TDMI are corporations that are validly existing and in good standing under the laws of the jurisdiction of their incorporation and have the corporate power to carry on their business as it is now being conducted; (ii) any and all consents or orders of any and all courts or governmental agencies, administrative bodies or lenders or others known to counsel have been obtained as of the Closing Date, which are required for the consummation of the transactions contemplated by this Agreement; (iii) this Agreement has been duly executed and delivered by Sellers, and is the valid and binding obligation of Sellers, in accordance with its terms, subject only to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money; and
(iv) the transactions contemplated hereby will not cause a breach of the certificate of incorporation or by-laws of Seller or Findstar.

         (e) No action or proceeding shall have been instituted to restrain or prohibit the acquisition by Purchaser, or the conveyance by any Seller, of the Property.

         (f) The Property has not been subjected to any lien, charge, or any other encumbrance not disclosed herein.

         (g) TDMI and Findstar shall not have suffered any destruction or damage by fire, explosion or other calamity exceeding Ten Thousand Dollars ($10,000.00) in value not covered by insurance, nor has any other event, condition, or state of facts of any character occurred which materially and adversely affects, or, to the best of the knowledge of the Sellers, threatens to materially and adversely affect, the Property, business or financial condition of the TDMI and Findstar.

         (h) Sellers have executed any Documents (as defined below) that require their execution.

SECTION 5.02   CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE
------------   --------------------------------------------------------

         Notwithstanding any other provision herein, the obligations of the Sellers under this Agreement are, at the option of each Seller, subject to the fulfillment of each of the conditions set forth below.

         (a) The Bankruptcy Court shall have approved the Plan, and the approval shall not be the subject of any appeal.

         (b) The representations of the Purchaser contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date. On or before the Closing Date, the Purchaser shall have complied with and duly performed any and all covenants, agreements, and conditions in all material respects, on its part to be complied with or performed pursuant to or in connection with this Agreement on or before the Closing Date.

         (c) The Sellers shall have received a certificate dated as of the Closing Date executed by Secretary of the Purchaser setting forth a copy of the resolutions adopted by Purchaser's Board of Directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (d) The Sellers shall have received an opinion of Mark Alan Siegel, Esq., counsel for the Purchaser, dated as of the Closing Date to the effect that (i) Purchaser is a corporation that was duly incorporated and is validly existing under the laws of the state of Utah and has the corporate power to carry on its business as it is now being conducted; (ii) any and all consents or orders of any and all courts (other than the Bankruptcy Court) or governmental agencies, administrative bodies or lenders or others known to counsel have been obtained as of the Closing Date, which are required for the consummation of the transactions contemplated by this Agreement; (iii) this Agreement and the IMX Note has been duly executed and delivered by Purchaser, and is the valid and binding obligation of Purchaser, in accordance with its terms, subject only to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money; (iv) counsel has no actual knowledge of a material breach by Purchaser of any representation made by it pursuant to this Agreement; (v) the issuance of the IMX Stock to the Seller will be exempt from the registration provisions of the Securities Act and will not violate the registration provisions of Section 5 of the Securities Act; (vi) the IMX Stock has been duly authorized and, when issued, will be duly issued, fully paid, and non-assessable; and (vii) the transactions contemplated hereby will not cause a breach of the certificate of incorporation or by-laws of Purchaser.

         (e) The Sellers shall have received an opinion of Adorno & Zeder, bankruptcy counsel for the Purchaser, dated as of the Closing Date to the effect that the Bankruptcy Court has approved Purchaser's Plan of Reorganization and is the plan is effective and not subject to appeal.

         (f) No action or proceeding shall have been instituted to restrain or prohibit the acquisition by the Purchaser, or the conveyance by any Seller, of the Property.

         (g) Purchaser has executed any Documents (as defined below) that require its execution.

         (h) The certificate of designation respecting the IMX Preferred shall have been filed with the Secretary of State of Utah.

         (i) Each director and officer of the Purchaser and each Subsidiary shall have resigned his position, and shall have released the Purchaser or Subsidiary from any liability as of the Closing Date (which release shall not affect such person's entitlement to indemnification pursuant to Section 8.10 below).

         (j) The Medicis Options shall not have been transferred, amended, or modified in any manner, and no portion exercisable in 2001, 2002, or 2003 shall have been exercised.

         (k) The Purchaser shall have executed appropriate documentation to become a party, as successor to Seller, to the stockholders agreement respecting TDMI.


ARTICLE VI          THE CLOSING

SECTION 6.01   THE CLOSING CONFERENCE AND CLOSING DATE
------------   ---------------------------------------

         The Closing Conference shall take place at Sellers' business office or at another place as agreed between the Parties. It shall be held at 10:00 o'clock AM, local time. The Closing Date shall be on September 30, 2001.

SECTION 6.02   SELLER'S RESPONSIBILITIES AT THE CLOSING CONFERENCE
------------   ---------------------------------------------------

         At the Closing Conference, Sellers shall deliver all the instruments listed in this subsection ("Documents"):

                  (i) The certificates evidencing the Shares, and the Findstar Stock together with executed assignments for each certificate.

                  (ii)     The Notes, properly endorsed for transfer.

                  (iii) An assignment of the Option in form satisfactory to Purchaser, including the consent of the Grantor Representatives thereto.

                  (iv) The opinions of Morgan, Lewis & Bockius LLP and Philip Speer & Co.

                  (v)      The officers' certificates as required by
         Section 5.01(c).

SECTION 6.03   PURCHASER'S RESPONSIBILITIES AT THE CLOSING CONFERENCE
------------   ------------------------------------------------------

         At the Closing Conference, Purchaser shall take the actions listed below:

         (a) Purchaser shall deliver certificates of IMX Common and IMX Preferred and the IMX Note registered in the name of the appropriate Seller representing satisfaction of the entire the Purchase Price.

         (b) Purchaser shall accept the Shares, the Findstar Stock, the Notes, and the assignment of the Option.

         (c) Purchaser shall deliver the opinions of Adorno & Zeder and Mark Alan Siegel.

         (d) The Purchaser shall deliver the officers' certificate as required by Section 5.02(c).

         (e) The Purchaser shall deliver to Griffin Securities, Inc. or its designee the commission due to it.

         (f) The Purchaser shall deliver to CB all forms necessary to enable Purchaser exercise all tranches of the Medicis Options.

ARTICLE VII         OTHER COVENANTS AND POST CLOSING OBLIGATIONS

SECTION 7.01   ADDITIONAL OBLIGATIONS OF PURCHASER
------------   -----------------------------------

         (a) Between the date of this Agreement and the Closing Date, Purchaser shall permit each Seller and its authorized agents and representatives to have access to the assets, offices, books and records and employees of the Purchaser and each Subsidiary, and shall furnish to the Sellers such information and documents in its possession as Sellers may reasonably request.

         (b) Between the date of this Agreement and the Closing Date, unless Sellers shall otherwise consent in writing, Purchaser shall and shall cause each Subsidiary to conduct its operations only in the ordinary course of business consistent with past practice and shall not enter into any material contract, hire any employees, sell or otherwise dispose of its assets (other than sales of inventory in the ordinary course of business), borrow money, make any capital expenditures, purchase or acquire material assets or commit to do any of the foregoing. Purchaser shall use all reasonable efforts to cause Purchaser's Plan of Reorganization to be approved by the Bankruptcy Court.

         (c) Purchaser shall not issue any press releases or make any other media comments without the prior written consent of Sellers.

         (d) Purchaser shall not exercise the Medicis Options exercisable in 2001, 2002, and 2003 and shall not alter, amend, or modify the options.

SECTION 7.02   TERMINATION
------------   -----------

This Agreement and the transactions contemplated hereby may be terminated and abandoned:

         (a)      by the mutual consent of Sellers and Purchaser;

         (b) by either Sellers or Purchaser, if the Closing hereunder shall not have occurred prior to the close of business on December 31, 2001;

         (c) by either Sellers or Purchaser if any governmental authority with jurisdiction over such matters shall have issued a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

         (d) by either the Sellers or the Purchaser in the event that such party's conditions to closing shall have become impossible to be satisfied; provided that prior to any such termination the terminating party shall give the other party 30 days written notice setting forth in detail the cause for termination, and the other party shall have such 30 day period to effect a cure.

SECTION 7.03   {Intentionally left blank}
------------   --------------------------

SECTION 7.04   SELLERS' REGISTRATION RIGHTS
------------   ----------------------------

         (a) Demand Registration. Purchaser agrees that upon receipt of written notice (a "Registration Demand") from any Seller requesting registration of shares of IMX Common held by it, whether acquired hereunder or otherwise ("Securities"), Purchaser shall with reasonable promptness, and in any case not later than ninety (90) days after receipt by Purchaser of the Registration Demand, file a registration statement under the Securities Act of 1933 (the "Securities Act") with the Commission relating to the Securities as to which registration is requested in the Registration Demand. Purchaser shall use its best efforts to make such registration statement become effective and to qualify the same under the Blue Sky laws of such states as may be requested; provided, however, that with respect to compliance with Blue Sky laws, Purchaser shall not be obligated to qualify as a foreign corporation or as a dealer in securities or to execute or file any general consent to service of process under the laws of any such state where it is not so subject. Purchaser shall be obligated to effect registration and qualification pursuant to this Section 7.04 four times at the request of Sellers; provided that if a Seller informs Purchaser by written notice that it is withdrawing its Registration Demand and pays all of Purchaser's out-of-pocket expenses with respect to such registration and qualification incurred to the date of the notice under this Section 7.04, then the registration statement need not be filed and the effort will not count as a registration and qualification (or an exercise of rights) under this Section 7.04.

         (b) Piggyback Rights. If Purchaser shall at any time propose to file a registration statement under the Securities Act on behalf of Purchaser or otherwise, Purchaser shall give written notice of such registration no later than thirty (30) days before its filing with the Commission to each Seller; provided, that registrations relating solely to securities to be issued by Purchaser in connection with any acquisition, employee stock option or employee stock purchase or savings plan on Form S-4 or S-8 (or successor Forms) under the Securities Act shall not be subject to this Section 7.04. If any Seller so requests within thirty (30) days, Purchaser shall include in any such registration statement the Securities held by Seller and requested to be included in such registration.

         (c)      Expenses. Except as otherwise specifically provided in this
Section 7.04, the entire costs and expenses of any registration and qualification pursuant to Section 7.04 hereof shall be borne by Purchaser. Such costs and expenses shall include, without limitation, underwriting fees or commissions (but not with respect to Securities being sold by Sellers), the fees and expenses of counsel for Purchaser and of its accountants, all other costs, fees and expenses of Purchaser incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers and the costs and expenses (including fees and disbursements of counsel) incurred in connection with the qualification under the Blue Sky laws of various jurisdictions.

         (d)      Procedures.
                  ----------

                  (i) In the case of each registration or qualification pursuant to Section 7.04, Purchaser will keep Sellers advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise Sellers, upon request, of the progress of such proceeding.

                  (ii) At Purchaser's expense, Purchaser will keep each registration and qualification under this Section 7.04 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of one hundred eighty (180) days after the effective date of such registration statement, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current and the further qualification under any applicable Blue Sky or other state securities laws to permit such sale or distribution, all as requested by a Seller. Purchaser will immediately notify each Seller at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (iii) Purchaser will furnish to each Seller and its underwriters, if any, (A) an opinion of counsel for Purchaser, dated the effective date of such registration statement, and (B) a so-called "cold comfort" letter signed by the independent public accountants who have audited Purchaser's financial statements included in such registration statement, and such opinion of counsel and accountants' letter shall cover substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with underwritten public offerings of securities.

                  (iv) Without limiting any other provision hereof, in connection with any registration under this Section 7.04, Purchaser will use its best efforts to comply with the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act") and all applicable rules and regulations of the Commission, and will make generally available to its securities holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  (v)      In connection with any registration under this
         Section 7.04, Purchaser will provide a transfer agent and registrar and shall cause the securities being registered to be listed on such securities exchange or eligible for trading on such over-the-counter market as other securities of Purchaser of the same class are traded, in each case not later than the effective date of such registration statement.

                  (vi)     In connection with any registration under this
         Section 7.04, Purchaser will, if requested by the underwriters, if any, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by Purchaser and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The representations and warranties by, and the other agreements on the part of, Purchaser to and for the benefit of such underwriters shall also be made to and for the benefit of Sellers.

                  (vii) If Purchaser at any time proposes to register any of its securities under the Securities Act, whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, then Purchaser will make reasonable efforts if requested by any Seller, to arrange for such underwriters to include such Securities as requested by that Seller among the securities to be distributed by or through such underwriters.

                  (viii) In connection with the preparation and filing of each registration statement under this Section 7.04, Purchaser will give Sellers and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Purchaser with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of Sellers or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this Section 7.04 shall be subject to review and reasonable approval by Sellers and by their counsel.

         (e) Provision of Documents. Purchaser will, at the expense of Purchaser, furnish to each Seller such number of registration statements, prospectuses, and other documents incident to any registration or qualification referred to in this Section 7.04 as any Seller from time to time may reasonably request.

         (f)      Indemnification.
                  ---------------

                  (i) Purchaser will indemnify and hold harmless Sellers and any underwriters (as defined in the Securities Act) for Sellers and each person, if any, who controls a Seller or such underwriters within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) to which the Sellers or their underwriters or any controlling person may be subject, under the Securities Act or otherwise, insofar as any thereof arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in (i) any registration statement under which securities were registered under the Securities Act pursuant to this Section 7.04, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or (ii) any other document incident to the registration of the Securities, under the Securities Act or the qualification of the Securities under any state securities laws applicable to Purchaser, or (b) the omission or alleged omission to state in any item referred to in the preceding clause (a) a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by Purchaser of the Securities Act, the Exchange Act or any other federal or state securities law, rule or regulation applicable to Purchaser and relating to action or inaction by Purchaser in connection with any such registration or qualification, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to Purchaser in writing by a Seller or by any underwriter for a Seller expressly for use therein (with respect to which information a Seller or such underwriter shall so indemnify and hold harmless Purchaser, any underwriters for Purchaser and each person, if any, who controls Purchaser or such underwriters within the meaning of the Securities Act, provided, however, that the maximum liability of a Seller or such underwriter under this indemnity will be limited to the amount of the net proceeds actually received by that Seller or such underwriter from the sale of such Securities to which such indemnification relates).

                  (ii) Promptly upon receipt by a party indemnified under this Section 7.04 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 7.04, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section 7.04 unless such failure materially adversely affects the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party or (c) the named parties to any such action (including any impleaded parties) have been advised by counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be unreasonably withheld.

                  (iii)    If the indemnification provided for in this Section
         7.04 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to in this Section 7.04, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of Purchaser, on the one hand, and Sellers or their underwriters on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by Purchaser, on the one hand, or Sellers or their underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Purchaser and Sellers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this Section, in no event shall the amount contributed by a Seller exceed the net proceeds received by it from the sale of such shares to which such contribution claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         (g) Holdback. Purchaser agrees not to offer, sell, contract to sell or otherwise dispose of any securities of Purchaser within seven (7) days before or one hundred eighty (180) days after the date of any final prospectus relating to any underwritten public offering of Securities on behalf of Sellers except pursuant to the written consent of the underwriters for such offering.

         (h) Priority and Precedence. Without each Seller's prior written consent, Purchaser shall not grant to any other holder of its securities the right to require it to file a registration statement with respect to such securities or to include shares owned by such holder or holders in any registration statement unless the provisions governing such right shall provide that Securities held by Sellers shall be entitled to priority over shares of any other holder or holders which shall be included in such registration statement in the event that Purchaser or the underwriters in respect of such offering shall conclude that it is not practicable to include all of the shares of all of the holders making such request


ARTICLE VIII        MISCELLANEOUS

SECTION 8.01   ENTIRE AGREEMENT; AMENDMENTS
------------   ----------------------------

         This Agreement, including those additional agreements referred to in the Schedules, embodies the entire understanding of the Parties. No amendment or modification of this Agreement may be made except in writing, signed by the Parties hereto.

SECTION 8.02   EXPENSES
------------   --------

         Each party hereto shall pay its own expenses incidental to the preparation of this Agreement, and the consummation of the transactions contemplated hereby unless expressly provided herein.

SECTION 8.03   HEADINGS
------------   --------

         The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

SECTION 8.04   NOTICES
------------   -------

         All notices, requests, demands, approvals, consents, waivers or other communications hereunder shall be in writing and shall be deemed duly given if personally delivered, mailed by registered or certified mail, postage prepaid, or sent through a nationally recognized overnight express delivery service as follows:

         If to Purchaser to:             IMX Pharmaceuticals, Inc.
                                         Attn:  William A. Forster
                                         1900 Corporate Blvd., Suite 400 E 5
                                         Boca Raton, Florida 33431

         If to Sellers to:               Cater Barnard, plc
                                         Attn:  Stephen Dean
                                         Lloyd's Avenue House
                                         6 Lloyd's Avenue
                                         London, England
                                         EC3N 3AX


A party may change their address for purposes of this Section 8.04 by giving notice hereunder.

SECTION 8.05   GOVERNING LAW; JURISDICTION
------------   ---------------------------

         This Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the substantive law of the State of Florida without regard to conflict of law principles. The Parties consent to the jurisdiction of the courts of the State of Florida or the U.S. District Court for the Southern District of Florida as if all parts of the agreement were negotiated and effectuated there.

SECTION 8.06   BENEFICIARIES
------------   -------------

         This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on any other person other than the Parties hereto or their respective successors and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 8.07   COUNTERPARTS
------------   ------------

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Its execution shall be effective when copies of signed signature pages are exchanged by facsimile between the Parties.

SECTION 8.08   SEVERANCE
------------   ---------

         If any section, subsection or provision of this Agreement, or the application of such section, subsection, or provision, is held invalid, the remainder of this Agreement and the application of such section, subsection or provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

SECTION 8.09   SURVIVAL OF REPRESENTATIONS
------------   ---------------------------

         The representations and warranties contained in this Agreement shall survive the Closing for a period of one year. The covenants contained in this Agreement shall survive the Closing until the expiration of the applicable statute of limitations.

SECTION 8.10   INDEMNIFICATION
------------   ---------------

         (a) Sellers shall indemnify and hold Purchaser, their officers, directors, employees, and agents (each a "Seller Indemnified Entity") harmless from and against, and reimburse a Seller Indemnified Entity with respect to, any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and costs incurred by the Seller Indemnified Entity by reason of, or arising out of (i) the material breach of any representation made by Sellers in this Agreement, provided, however, that the claim is made within thirteen (13) months of the Closing Date, and (ii) Seller's failure to perform any action required by this Agreement.

         (b) Purchaser shall indemnify and hold Sellers, their officers, directors, employees and agents (each a "Purchaser Indemnified Party") harmless from and against, and reimburse a Purchaser Indemnified Party with respect to, any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and costs, incurred by the Purchaser Indemnified Party by reason of or arising out of (i) the material breach of any representation or covenant made by Purchaser in this Agreement, provided, however, that the claim is made within thirteen (13) months of the Closing Date, and (ii) the failure by Purchaser to perform any action required by this Agreement.

         (c) If a party hereto seeks indemnification under this Section 8.10, such party (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") of the facts and circumstances giving rise to the claim. In that regard, if any suit, action, claim, liability or obligation (a "Proceeding") shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 8.10, the Indemnified Party shall within thirty (30) days notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto, provided, that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. The Indemnifying Party, if it so elects, shall assume and control the defense of such proceeding (and shall consult with the Indemnified Party with respect thereto). If the Indemnifying Party elects to assume and control the defense of a Proceeding, it will provide notice thereof within thirty (30) days after the Indemnified Party has given notice of the matter and the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing or (ii) the Indemnifying Party has failed to assume the defense and employ counsel. The Indemnifying Party shall not be liable for any settlement of any Proceeding, the defense of which it has elected to assume, which settlement is effected without the written consent of the Indemnifying Party. If there shall be a settlement to which the Indemnifying Party consents or a final judgment for the plaintiff in any Proceeding, the defense of which the Indemnifying Party has elected to assume, the Indemnifying Party shall indemnify the Indemnified Party with respect to the settlement or judgment. If the Indemnifying Party elects to assume and control the defense, the Indemnified Party shall take all reasonable efforts necessary to assist the Indemnifying Party in such defense.

         (d) Any amount due to Sellers hereunder shall be satisfied by Purchaser delivering to Sellers that number of shares of IMX Common obtained by dividing the amount due by $4.00 (subject in the case for each such delivery to equitable adjustment in the event of any stock split, stock dividend or similar event effecting the IMX Common, and any amount due to Purchaser by Seller hereunder shall be satisfied by the issuance to Sellers of that number of shares of IMX Common obtained by dividing the amount due by $4.00 (subject to adjustment as aforesaid); provided, however, that at the election of any indemnified party, the indemnifying party shall in lieu of delivering or issuing stock, shall pay in cash any outs-of-pocket expenses or loss incurred.

         (e) This Section 8.10 shall provide the exclusive remedy of the Sellers in respect of any breach by the Purchaser of any of its representations and warranties contained herein. This Section 8.10 shall provide the exclusive remedy of the Purchaser in respect of any breach by any Seller of its representations and warranties.

SECTION 8.11   BROKERS AND FINDERS
------------   -------------------

         All brokers' commissions related to this transaction which are due to Griffin Securities shall be borne by Purchaser either directly or by reimbursing one or more of the Sellers for the commissions. Payment shall be made in IMX Common as specified in a separate agreement between Purchaser, and Griffin Securities. No other broker or finder shall be entitled to any fees or commissions relating to this Agreement.

SECTION 8.12   INTERPRETATION
------------   --------------

         The use of words "it" or "its," in reference to any party hereto shall be construed to be a proper reference even though a party may be a partnership, an individual or two or more individuals. The term "person" includes individuals; corporations, partnerships, associations, or other legal entities; and governments, governmental subdivisions, agencies, or instrumentalities. Words of one gender shall be deemed to include the other, or both, or neither. A provision of this Agreement that requires a party to perform an action shall be construed as requiring the party to perform the action or to cause such action to be performed. A provision of this Agreement that prohibits a party from performing an action shall be construed as prohibiting such party from performing such action or permitting others to perform such action. Wherever the term "including" is used herein, the same shall be deemed to read "including, but not limited to." The singular shall be deemed to include the plural, and the plural shall be deemed to include the singular. The agreements contained in this Agreement shall not be construed as independent covenants. "Any" shall be deemed to read "any and all" whenever applicable. "Anytime" shall be deemed to read "anytime and from time to time" whenever applicable. The conjunction "and" shall include the conjunction "or" whenever applicable. The conjunction "or" shall include the conjunction "and" whenever applicable.









         {Balance of page intentionally left blank}

         IN ORDER TO INDICATE THEIR INTENTION to be bound, the Parties hereto have caused this Agreement to be duly executed as of the date first above written by their respective duly authorized officers.

IMX PHARMACEUTICALS, INC.

By: /s/ Bill Forster
   -------------------------------------
     Bill Forster, Chairman & CEO

CATER BARNARD, PLC

By: /s/ Stephen Dean
   -------------------------------------
     Stephen Dean,

ENVESTA, PLC

By: /s/ Stephen Dean
   -------------------------------------
     Stephen Dean,

Schedule 3.02(b)

                            Terms of Preferred Stock
                            ------------------------

    ARTICLES OF AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           IMX PHARMACEUTICALS, INC.

         Pursuant to the provisions of Chapter 10a, Section 16-10a-602 of the Utah Revised Business Corporation Act, IMX Pharmaceuticals, Inc. hereby amends its Amended and Restated Articles of Incorporation as follows:

         ARTICLE IV-STOCK is hereby amended by adding the following:

         "The Corporation hereby creates and authorizes a series of Preferred Stock of 350,000 shares entitled Class B Convertible Preferred Stock ("Class B Preferred") and that each share have the following preferences, rights, qualifications, limitations and restrictions:


1. Each share of Class B Preferred Stock shall have a stated value of $80.00.

2. Each share of Class B Preferred Stock shall be entitled to receive an annual dividend on December 31 of each year equal to five (5%) percent of the per share stated value. If a dividend is not paid when due, it shall accumulate until paid or otherwise satisfied. The Company may, in its sole discretion, pay any current or accumulated dividend by issuing to the holders of the Class B Preferred the number of shares of Common Stock equal in value to the amount of unpaid dividends. For the purposes of calculating the number of shares of Common Stock to be issued, the Common Stock shall be valued at the average of the closing bid and asked prices on the last 30 trading days before December 31 or, if the dividend is not timely paid, on the 30 trading days ending five
         (5) days before the dividend is paid.

3.       The Class B Preferred Stock shall be convertible as follows:

         (a) Number of Shares of Common Stock: One (1) share of Common Stock shall be issued for every four ($4) dollars of stated value of the Class B Preferred (the "Conversion Price") (subject to adjustment as provided in section 3(f)).

         (b) Method of Exercise: The conversion right may be exercised, in whole or in part, by the surrender of the stock certificate or stock certificates representing the Class B Preferred to be converted at the principal office of the Company (or at any other place as the Company may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Company) accompanied by written notice of election to convert against delivery of that number of whole shares of Common Stock as shall be computed in accordance with section 3(a). Each Class B Preferred stock certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Class B Preferred granted herein, (i) stock certificates for the shares of Common Stock purchased by virtue of the exercise shall be delivered to the holder forthwith, and (ii) unless the Class B Preferred has been fully converted, a new Class B Preferred stock certificate, representing the Class B Preferred not so converted, if any, shall also be delivered to its holder forthwith. The stock certificates for the shares of Common Stock so purchased shall be dated the date of the surrender and the holder making the surrender shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of the date of the surrender.

         (c) Commencement of Conversion Rights: The right to convert a share of Class B Preferred shall begin on the earlier of (i) October 1, 2002 or (ii) the effective date of a registration statement under the Securities Act of 1933, as amended, for the Common Stock into which the Class B Preferred may be converted.

         (d) Fractional Securities: No fractional shares of Common Stock shall be issued in connection with any conversion of Class B Preferred. In lieu of any fractional shares, the Company shall make a cash payment therefore equal in amount to the applicable fraction of the Conversion Price.

         (e) Reservation of Shares: At all times that any Class B Preferred is outstanding, the Company shall have authorized, and shall have reserved for the purpose of issuance upon conversion or exercise, a sufficient number of shares of Common Stock to provide for the conversion into Common Stock of all Class B Preferred then outstanding at the Conversion Price, as it may be adjusted from time to time. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of Common Stock authorized and reserved for issuance upon the conversion of Class B Preferred shall be proportionately increased.

         (f) Adjustment of Conversion Price: The Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (1) Reclassification, Consolidation or Merger or Share Issuances. In case of any reclassification or change of the outstanding Common Stock issuable upon conversion of Class B Preferred (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another Company in which the Company is the surviving Company and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of the outstanding Common Stock issuable upon the conversion), or certain issuances of any shares of Common Stock for consideration less than the Conversion Price, the rights of the holders of the outstanding Class B Preferred shall be adjusted in the manner described below:

                           (a) If the Company is the surviving Company, the Class B Preferred shall, without payment of additional consideration therefore, be deemed modified so as to provide that upon conversion thereof the holder of the Class B Preferred being converted shall be entitled to receive, in lieu of each share of Common Stock theretofore issuable upon conversion, the kind and amount of shares of stock, other securities, money and property receivable upon the reclassification, change, consolidation, or merger by the holder of one share of Common Stock issuable upon conversion of the Class B Preferred had the conversion occurred immediately prior to the reclassification, change, consolidation, or merger. The Class B Preferred shall be deemed thereafter to provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3(f). The provisions of this clause (a) shall apply in the same manner to successive reclassifications, changes, consolidations, and mergers.

                           (b) In the event that the Company is not the surviving Company, the surviving corporation shall, without receipt of any additional consideration therefore, issue a new Class B Preferred providing that upon conversion thereof, the holder thereof shall be entitled to receive, in lieu of each share of Common Stock theretofore issuable upon conversion of the Class B Preferred, the kind and amount of shares of stock, other securities, money, and property receivable upon the reclassification, change, consolidation, or merger by the holder of one share of Company Common Stock issuable upon conversion of the Class B Preferred had the conversion occurred immediately prior to the reclassification, change, consolidation, or merger. The new Class B Preferred shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3(f). The provisions of this clause (b) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                           (c) Issuance of Common Stock. If the Company shall issue any shares of Common Stock (or any security convertible into or exchangeable for shares of Common Stock) other than Excluded Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price, the Conversion Price shall be adjusted, as of the date of such issuance, to that price determined by multiplying the Conversion Price theretofore in effect by a fraction
                                    (1) the numerator of which shall be the
                                    total number of shares of Common Stock
                                    outstanding on a fully-diluted basis
                                    immediately prior to such issuance and (2) the denominator of which shall be the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after such issuance of Common Stock. "Excluded Stock" means (i) shares of Common Stock issuable upon conversion of Class B Preferred Stock as contemplated by Section 3(a) hereof and (ii) the shares of Common Stock issuable under the terms of those certain September 30, 2001 promissory notes (all as adjusted equitably for stock dividends, stock splits and combinations, and shall include any additional shares of Common Stock as may be issued by virtue of applicable anti-dilution provisions).

                  (2) Subdivision or Combination of Shares. If the Company, at any time while any of the Class B Preferred is outstanding, shall subdivide or combine its Common Stock, the Conversion Price (i) shall be proportionately reduced, in case of subdivision of shares, as of the effective date of the subdivision, or (ii) shall be proportionately increased, in the case of combination of shares, as of the effective date of the combination.

                  (3) Certain Dividends or Distributions. While any of the Class B Preferred is outstanding, the following shall apply:

                           (a) Stock Dividends. If the Company shall pay a dividend payable in Common Stock, effect a stock split or make any other distribution of Common Stock in respect of its Common Stock, the Conversion Price shall be adjusted, as of the date of the payment or other distribution, to that price determined by multiplying the Conversion Price theretofore in effect by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to dividend, stock split, or distribution and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the dividend, stock split, or distribution (plus, in the event that the Company paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued fractional shares in connection with said dividend, stock split, or distribution).

                           (b) Liquidating Dividends etc. If the Company shall make a distribution of its property to the holders of its Common Stock (other than a distribution in accordance with Section 6) as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the Articles of Incorporation and the laws of the State of Utah, the holders of the Class B Preferred shall, upon conversion thereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any consideration therefore, a sum equal to the amount of any property as would have been payable to them as owners of that number of shares of Common Stock of the Company receivable upon the conversion, had they been the holders of record of Common Stock on the record date for the distribution and an appropriate provision therefore shall be made a part of any distribution.

                  (4) Notice of Adjustments. Whenever the Conversion Price shall be adjusted pursuant to section 3(f) hereof, the Company shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which the adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price after giving effect to the adjustment, and shall cause copies of the certificate to be mailed (by first-class mail, postage prepaid) to each holder of Class B Preferred at its address shown on the books of the Company. The Company shall make a certificate and mail it to each holder promptly after each adjustment.

4. Except as otherwise provided by law, each holder of Class B Preferred, by virtue of its ownership thereof, shall be entitled to cast that number of votes equal to the number of shares of Common Stock into which that holders Class B Preferred is then convertible pursuant to
         Section 3(a) on each matter submitted to the Company's shareholders for voting. Each vote shall be cast together with those cast by the holders of Common Stock and not as a separate class except as otherwise provided by law. The Class B Preferred shall not have cumulative voting rights.

5. The Class B Preferred Stock shall be callable, upon not more than ninety (90) days or less than thirty (30) days notice, at its stated value at any time after January 31, 2003. A holder of Class B Preferred Stock shall have until the date set forth in the notice as the call date to exercise his conversion rights. If less than all the outstanding Class B Preferred Stock is to be called, the certificates to be called shall be selected at random or called pro-rata as determined by the Board of Directors.

6. If the Company shall be voluntarily or involuntarily liquidated, dissolved, or wound up, at any time any Class B Preferred shall be outstanding, the holders of the then outstanding Class B Preferred shall have a preference against the property of the Company available for distribution to the holders of the Corporation's other equity securities equal to the amount of $80.00 per share (the "Preferential Amount"). In addition, the holders of the Class B Preferred shall be entitled to receive a participating share of any further assets available for distribution to holders of Common Stock, which participating share shall be the same as that which the holders would have been entitled to receive if, on the record date for determining the recipients of any distributions, the holders were the holders of record of the number of shares of Common Stock into which the outstanding shares of Class B Preferred were then convertible. If the assets of the Company available for distribution to the holders of shares of the Class B Preferred upon dissolution, liquidation, or winding up of the Company shall be insufficient to pay in full all amounts to which the holders are entitled pursuant to the immediately preceding portions of this paragraph, no distribution shall be made on account of any shares of any other class or series of capital stock of the Company ranking on a parity with or junior to the shares of the Class B Preferred and any distribution to any other class of shares ranking on a parity with the Class B Preferred shall be made ratably in proportion to the full distributable amounts for which holders of all the parity shares are respectively entitled upon the dissolution, liquidation, or winding up.

7. The certificate evidencing ownership of the Class B Preferred Stock shall be in the form attached to this resolution."

         The foregoing Amendment to the Amended and Restated Articles of Incorporation of IMX Pharmaceuticals, Inc. was approved and adopted by the Board of Directors on __________, 2001 in accordance with the authorization of Article IV of the Corporation's Amended and Restated Articles of Incorporation and with the provisions of Chapter 10a, Section 16-10a-602 of the Utah Revised Business Corporation Act. The Amendment was duly adopted by the Board of Directors without Shareholder action and Shareholder action was not required.

         IN WITNESS WHEREOF, the undersigned, pursuant to the approval and authority given by the Board of Directors, has executed these Articles of Amendment this ______ day of October, 2001.



                                             -----------------------------------
                                             Name:
                                             Title:

Schedule 3.02(c)

                                Form of IMX Note
                                ----------------

                                Promissory Note
                                ---------------

$1,866,667                                                    September 30, 2001

         This Promissory Note ("Note") is given by IMX Pharmaceuticals Inc. ("IMX"), having an office at 1900 Corporate Blvd., Suite 400 E 5, Boca Raton, FL 33431 for the benefit of Cater Barnard, plc. ("Holder"), on the following terms:

1.       Definitions.  As used in this Agreement:

         1.1.     "IMX" shall mean IMX Pharmaceuticals Inc.

         1.2.     "Holder" shall mean "Cater Barnard, plc."

         1.3      "Interest Rate" shall be five (5%) percent.

         1.4      "Maturity Date" shall be December 31, 2006.

2.       Terms of Payment.

         2.1. For valuable consideration, IMX does hereby promise to pay to the order of Holder on the Maturity Date the sum of One Million Eight Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($1,866,667).

         2.2. Notwithstanding the forgoing, accrued interest at the Interest Rate shall be due and payable on December 31 of each year.

         2.3. All payments due under this Note shall payable in US Dollars at the office of Holder, Lloyd's Avenue House, 6 Lloyd's Avenue, London, England EC3N 3AX, or at any other place as the Holder hereof may from time to time designate in writing. Notwithstanding the foregoing, the Company may, in its sole discretion, pay any current or past due interest by issuing shares of its Common Stock to the Holder of this Note. For the purposes of calculating the number of shares of Common Stock to be issued, the Common Stock shall be valued at the average of the closing bid and asked prices on the last 30 trading days before December 31 or, if the interest is not timely paid, on the 30 trading days ending five (5) days before the interest is paid.

3. Prepayment of Whole Note. IMX may at any time during the term of this Note pay the balance in full and there shall be no prepayment premium.

4. Late Charge. If any payment is more than fifteen (15) days late, IMX hereby agrees to immediately, without demand from Holder, pay a late charge of nine percent (9%) of all overdue amounts.

5. Default. A default shall exist under this Note if any interest payment is not made within ten (10) days after notice to IMX of its non-payment or the principal due under this Note is not paid when due. Any default under this Note shall entitle Holder to immediately demand that the full amount then due and owing be paid immediately. No provision of this Note shall limit any legal or equitable rights available to Holder in the event of IMX's default hereunder.

6. No Waiver. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power, or privilege under this Note shall operate as a waiver of that right, remedy, power, or privilege, including, without limitation, collection of payments due hereunder in a timely manner. No waiver of any right, remedy, power, or privilege with respect to any particular occurrence shall be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence, including, without limitation, collection of payments due hereunder in a timely manner.

7. Collection Costs. In the event of IMX's default under this Note and Holder's demand for full payment as a result of the default, IMX hereby agrees to pay Holder additional interest on the unpaid balance at the rate of nine percent (9%) per month.

8. Attorneys' Fees. In any arbitration or other legal proceeding to enforce the terms of this Agreement or to redress any violation of this Agreement, the prevailing party shall be entitled to recover as damages its attorneys' fees and costs incurred, whether or not such action is pursued to conclusion and an award rendered. For the purposes of this provision, the "prevailing party" shall be that party who has been successful with regard to the main issue, even if that party did not prevail on all the issues.

9. Copy Received. IMX hereby acknowledges receipt of a fully executed copy of this Note.

10. Governing Law. The laws of the State of Florida applicable to contracts made or to be wholly performed there (without giving effect to choice of law or conflict of law principles) shall govern the validity, construction, performance and effect of this Note.

11. Construction. The terms and conditions of this Note shall be construed as a whole according to its fair meaning and not strictly for or against any party. The parties acknowledge that each of them has reviewed this Note and has had the opportunity to have it reviewed by their attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Note.

12. Enforceability. If any term of this Note or the application of any term of this Note should be held to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Note, and all of its applications, not held invalid, void, or unenforceable, shall continue in full force and effect and shall not be affected, impaired, or invalidated in any way.


                                           IMX PHARMACEUTICALS INC.


                                           By:
                                              ----------------------------------
                                              William A. Forster, Chairman & CEO

                                Promissory Note
                                ---------------

$1,133,333                                                    September 30, 2001

         This Promissory Note ("Note") is given by IMX Pharmaceuticals Inc. ("IMX"), having an office at 1900 Corporate Blvd., Suite 400 E 5, Boca Raton, FL 33431 for the benefit of Envesta, plc. ("Holder"), on the following terms:

1.       Definitions.  As used in this Agreement:

         1.1.     "IMX" shall mean IMX Pharmaceuticals Inc.

         1.2.     "Holder" shall mean "Envesta, plc."

         1.3      "Interest Rate" shall be five (5%) percent.

         1.4      "Maturity Date" shall be December 31, 2006.

2.       Terms of Payment.

         2.1. For valuable consideration, IMX does hereby promise to pay to the order of Holder on the Maturity Date the sum of One Million One Hundred Thirty-Three Thousand Three Hundred Thirty Three Dollars ($1,133,333).

         2.2. Notwithstanding the forgoing, accrued interest at the Interest Rate shall be due and payable on December 31 of each year.

         2.3. All payments due under this Note shall payable in US Dollars at the office of Holder, Lloyd's Avenue House, 6 Lloyd's Avenue, London, England EC3N 3AX, or at any other place as the Holder hereof may from time to time designate in writing. Notwithstanding the foregoing, the Company may, in its sole discretion, pay any current or past due interest by issuing shares of its Common Stock to the Holder of this Note. For the purposes of calculating the number of shares of Common Stock to be issued, the Common Stock shall be valued at the average of the closing bid and asked prices on the last 30 trading days before December 31 or, if the interest is not timely paid, on the 30 trading days ending five (5) days before the interest is paid.

3. Prepayment of Whole Note. IMX may at any time during the term of this Note pay the balance in full and there shall be no prepayment premium.

4. Late Charge. If any payment is more than fifteen (15) days late, IMX hereby agrees to immediately, without demand from Holder, pay a late charge of nine percent (9%) of all overdue amounts.

5. Default. A default shall exist under this Note if any interest payment is not made within ten (10) days after notice to IMX of its non-payment or the principal due under this Note is not paid when due. Any default under this Note shall entitle Holder to immediately demand that the full amount then due and owing be paid immediately. No provision of this Note shall limit any legal or equitable rights available to Holder in the event of IMX's default hereunder.

6. No Waiver. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power, or privilege under this Note shall operate as a waiver of that right, remedy, power, or privilege, including, without limitation, collection of payments due hereunder in a timely manner. No waiver of any right, remedy, power, or privilege with respect to any particular occurrence shall be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence, including, without limitation, collection of payments due hereunder in a timely manner.

7. Collection Costs. In the event of IMX's default under this Note and Holder's demand for full payment as a result of the default, IMX hereby agrees to pay Holder additional interest on the unpaid balance at the rate of nine percent (9%) per month.

8. Attorneys' Fees. In any arbitration or other legal proceeding to enforce the terms of this Agreement or to redress any violation of this Agreement, the prevailing party shall be entitled to recover as damages its attorneys' fees and costs incurred, whether or not such action is pursued to conclusion and an award rendered. For the purposes of this provision, the "prevailing party" shall be that party who has been successful with regard to the main issue, even if that party did not prevail on all the issues.

9. Copy Received. IMX hereby acknowledges receipt of a fully executed copy of this Note.

10. Governing Law. The laws of the State of Florida applicable to contracts made or to be wholly performed there (without giving effect to choice of law or conflict of law principles) shall govern the validity, construction, performance and effect of this Note.

11. Construction. The terms and conditions of this Note shall be construed as a whole according to its fair meaning and not strictly for or against any party. The parties acknowledge that each of them has reviewed this Note and has had the opportunity to have it reviewed by their attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Note.

12. Enforceability. If any term of this Note or the application of any term of this Note should be held to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Note, and all of its applications, not held invalid, void, or unenforceable, shall continue in full force and effect and shall not be affected, impaired, or invalidated in any way.


                                           IMX PHARMACEUTICALS INC.


                                           By:
                                              ----------------------------------
                                              William A. Forster, Chairman & CEO

Schedule 3.02(d)

                          Allocation of Purchase Price
                          ----------------------------


                              IMX Common (shares)
                              -------------------

             Cater Barnard plc                                   933,333
             Envesta plc                                         566,667
                                                                 -------
                                             Total             1,500,000


                             IMX Preferred (shares)
                             ----------------------

             Cater Barnard plc                                   140,000
             Envesta plc                                          85,000
                                                                  ------
                                             Total               225,000


                               IMX Note (dollars)
                               ------------------

             Cater Barnard plc                                $1,866,667
             Envesta plc                                      $1,133,333
                                                              ----------
                                             Total            $3,000,000

Schedule 4.01(v)

     TDMI's Financial Statements
     ---------------------------

     See attached.

                         THINKDIRECTMARKETING.COM, INC.
                       Financial Statements for the period
                             Ended December 31, 2000

                         THINKDIRECTMARKETING.COM, INC.
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

TABLE OF CONTENTS                                                    PAGE
-----------------                                                    ----
ACCOUNTANTS' COMPILATION REPORT                                        1

FINANCIAL STATEMENTS:
      Balance Sheet                                                  2-3
      Statement of Operations                                          4
      Statement of Stockholders' Deficit                               5
      Statement of Cash Flows                                          6


SUPPLEMENTAL INFORMATION:
      Statement of Operations for the Month, Quarter and
      Year Ended December 31, 2000                                     7

      Statement of Cash Flows for the Month, Quarter and
      Year Ended December 31, 2000                                     8

      Statement of Billings for the Month, Quarter and
      Year Ended December 31, 2000                                     9

                         ACCOUNTANTS' COMPILATION REPORT

To the Board of
Thinkdirectmarketing.com, Inc.

We have compiled the accompanying balance sheet of Thinkdirectmarketing.com, Inc. as of December 31, 2000, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended, and supplemental information - for the month, quarter and year ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and supplemental information contained herein, and accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.



SIMON, TAPPER & EDELMAN, P.A.
Certified Public Accountants

January 20, 2001

                         THINKDIRECTMARKETING.COM, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2000





                                     ASSETS

CURRENT ASSETS
      Cash and cash equivalents                                  $   537,577
      Accounts receivable                                             31,743
      Prepaid expenses                                                28,195
                                                                 -----------
             Total Current Assets                                                 $    597,515


PROPERTY AND EQUIPMENT
      Computer equipment and software                                474,891
      Telephone equipment                                             18,049
      Office equipment                                                 3,212
      Furniture and fixtures                                          69,616
      Less accumulated depreciation                                 (126,500)
                                                                 -----------
             Net Property and Equipment                                                439,268


OThER ASSETS
      Security deposits                                               17,757
      Capitalized development costs, less accumulated
        amortization of $243,470                                     345,347
      Customer list, less accumulated
           amortization of $72,608                                    27,926
                                                                 -----------

             Total Other Assets                                                        391,030
TOTAL ASSETS                                                                      $  1,427,813
                                                                                  ------------

                      See Accountants' Compilation Report

                         THINKDIRECTMARKETING.COM, INC.
                                  BALANCE SHEET
                               DECEMBER 31, 2000




                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
      Accounts payable and accrued expenses                      $   202,630
      Deferred revenues                                              162,599
      Notes payable                                                4,881,934
                                                                 -----------
             Total Current Liabilities                                            $  5,247,163


STOCKHOLDERS' DEFICIT

      Preferred stock $0.01 par value, 10,000 shares
       authorized, 2,540 shares issued and outstanding                    25
      Common stock $0.01 par value, 2,000,000 shares
       authorized, 134,000 shares issued and outstanding               1,340
      Additional paid in capital                                   3,540,385
      Accumulated deficit                                         (7,361,100)
                                                                 -----------
          Total Stockholders' Deficit                                               (3,819,350)
                                                                                  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                       $  1,427,813
                                                                                  ------------

                      See Accountants' Compilation Report

                         THINKDIRECTMARKETING.COM, INC.
                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000

INCOME                                                                            $   383,957


OPERATING EXPENSES
      Salaries                                                     $1,505,881
      Depreciation and amortization                                   267,114
      Consulting fees                                                   2,129
      Commission                                                        1,062
      Marketing and public relations                                  784,376
      Professional fees                                               250,189
      Travel and entertainment                                        154,004
      Rent and utilities                                              118,331
      Royalties                                                       180,000
      Payroll taxes                                                   109,841
      Insurance                                                        75,316
      Equipment rental                                                 53,757
      Postage and delivery                                            106,725
      Telephone                                                        46,148
      Office supplies and expense                                      29,937
      Computer supplies                                                 9,070
      Recruiting costs                                                 87,326
      Printing and reproduction                                       131,171
      Maintenance and repairs                                             927
      Seminars and conferences                                          1,053
      Dues and subscriptions                                           11,540
      Bank and credit card charges                                      1,552
      Other                                                            26,190
                                                                   ----------
             Total Operating Expenses                                               3,953,639
                                                                                  -----------
LOSS BEFORE EXTAORDINARY ITEM                                                      (3,569,682)
EXTRAORDINARY ITEM-Gain on extinguishment of
Debt interest (net of year 2000 accrued interest of $81,848)
NET LOSS                                                                          $(3,508,681)
                                                                                  ===========

                      See Accountants' Compilation Report

                         THINKDIRECTMARKETING.COM, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                                                       Total
                                        Preferred Stock       Common Stock        Additional        Accumulated     Stockholders'
                                        Shares    Value      Shares    Value    Paid In Capital       Deficit          Deficit
Balance at January 1, 2000               2,500      $25         440   $    4       $2,500,412       $(3,852,419)     $(1,35l,978)
Stock issued for exchange of services       40                                         40,000                             40,000
Stock purchases                                                 900        9                                                   9
Employee stock options issued                                                           1,373                              1,373

Non-employee stock options issued
                                                                                      999,927                            999,927
Common stock split 100 to 1                                 132,660    1,327           (1,327)

Net loss
                                                                                                     (3,508,681)      (3,508,681)
                                         -----      ---     -------   ------       ----------       -----------      -----------
STOCKHOLDERS' DEFICIT -
December 3l, 2000                        2,540      $25     134,000   $l,340       $3,540,385       $(7,361,100)     $(3,819,350)
                                         =====      ===     =======   ======       ==========       ===========      ===========

                      See Accountants' Compilation Report

                         THINKDIRECTMARKETING.COM, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                               $(3,508,681)
     Adjustments to reconcile net loss to net cash
      used in operating activities:
          Depreciation and amortization                    $  267,114
          Insurance of stock for services                      40,000
          (Increase) decrease in:
           Restricted cash                                     85,508
           Accounts receivable                                (26,259)
           Prepaid expenses                                   (24,331)
           Security deposit                                     4,078
          Increase (decrease) in:
           Accounts payable and accrued expenses             (114,518)
           Deferred revenues                                  125,149
                                                           ----------
              Total Adjustments                                                 356,741
                                                                            -----------
NET CASH USED IN OPERATING ACTIVITIES                                        (3,151,940)

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in loans/notes payable                           3,079,937
  Repayment of loans/notes payable                            (60,000)
  Issuance of stock options                                 1,001,300
  Proceeds from sale of stock                                       9
                                                           ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                     4,021,246


CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of fixed assets                                (331,891)
  Capitalized development costs                              (136,225)
                                                           ----------
NET CASH USED IN INVESTING ACTIVITIES                                          (468,116)
                                                                            -----------

NET INCREASE IN CASH                                                            401,190

CASH BALANCE - beginning of period                                              136,387
                                                                            -----------
CASH BALANCE - end of period                                                $   537,577
                                                                            ===========

                      See Accountants' Compilation Report

                         THINKDIRECTMARKETING.COM, INC.
                            SUPPLEMENTAL INFORMATION
                             STATEMENT OF OPERATIONS
            FOR THE MONTH, QUARTER AND YEAR ENDED DECEMBER 31, 2000

                                                                 MONTH ENDED        QTR ENDED        YEAR ENDED
                                                                  12/31/00          12/31/00          12/31/00
                                                                  --------          --------          --------
INCOME                                                           $  34,139        $   105,146       $   383,957

OPERATING EXPENSES
   Salaries                                                         230,385           512,486         1,505,881
   Depreciation an amortization                                      25,656            76,276           267,114
   Consulting fees                                                                         --             2,129
   Commissions                                                          462             1,062             1,062
   Marketing and public relations                                    50,519           237,613           784,376
   Professional fees                                                 35,634           132,133           250,189
   Travel and entertainment                                          26,871            56,806           154,004
   Rent and utilities                                                13,422            32,643           118,331
   Royalties                                                                           12,000           180,000
   Payroll taxes                                                     11,756            30,346           109,841
   Insurance                                                         10,464            26,062            75,316
   Equipment rental                                                   1,769             4,714            53,757
   Postage and delivery                                               2,767             4,590           106,725
   Telephone                                                          6,727            19,817            46,148
   Office supplies and expense                                        3,714            10,831            29,937
   Computer supplies                                                  1,092             3,781             9,070
   Recruiting costs                                                     682            17,688            87,326
   Printing and reproduc iOn                                          3,211            54,537           131,171
   Maintenance and repairs                                              161               230               927
   Seminars and conferences                                                                --             1,053
   Dues and subscriptions                                               573             1,727            11,540
   Bank and credit card charges                                          71               233             1,552
   Other                                                              6,830             9,574            26,190
                                                                 ----------       -----------       -----------
       Total Operating Expenses                                     423,766         1,245,349         3,953,639
                                                                 ----------       -----------       -----------
LOSS BEFORE EXTRAORDINARY ITEM                                     (398,627)       (1,140,203)       (3,569,682)

EXTRAORDINARY ITEM                                                       --           142,849            61,001
                                                                 ----------       -----------       -----------
NET LOSS                                                         $ (398,627)      $  (997,354)      $(3,508,681)
                                                                 ==========       ===========       ===========

                      See Accountants' Compilation Report

                         THINKDIRECTMARKETING.COM, INC.
                            SUPPLEMENTAL INFORMATION
                             STATEMENT OF CASH FLOWS
            FOR THE MONTH, QUARTER AND YEAR ENDED DECEMBER 31, 2000


                                                                 MONTH ENDED        QTR ENDED        YEAR ENDED
                                                                  12/31/00          12/31/00          12/31/00
                                                                  --------          --------          --------
CASH FLOWS FROM OPERATITNG ACTIVITIES
  Net lass                                                       $ (398,627)      $  (997,354)       $(3,508,681)
                                                                 -----------      -----------        -----------
  Adjustments to reconcile net loss to
   net cash used in operating activities:
    Depreciation and amortization                                    25,656            76,276            267,114
    Issuance of stock for services                                                                        40,000
    (Increase) decrease in:
     Restricted cash                                                     --                --             85,508
     Accounts receivable                                                753             6,249            (26,259)
     Prepaid expenses                                                (4,862)           18,374            (24,331)
     Security deposits                                                  (18)              791              4,078
    Increase (decrease) in:
     Accounts payable and accrued expenses                         (147,329)         (603,828)          (114,518)
     Deferred revenues                                                3,863            12,061            125,149
                                                                 -----------      -----------        -----------
        Total Adjustments                                           (121,937)        (490,077)           356,741
                                                                 -----------      -----------        -----------
NET CASH USED IN OPERATING ACTIVITIES                               (520,564)      (1,487,431)        (3,151,940)
                                                                 -----------      -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in loans/notes payable                                    750,400        1,169,948          3,079,937
  Repayment of loans/notes payable                                        --          (60,000)           (60,000)
  Issuance of stock options                                               --          941,297          1,001,300
  Proceed from sale of stock                                              --               --                  9
                                                                 -----------      -----------        -----------
NET CASH PROVIDED BY
FINANCING ACTIYITIES                                                 750,400        2,051,245          4,021,246
                                                                 -----------      -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of fixed assets                                         (4,979)         (51,170)          (331,891)
  Capitalized development costs                                           --               --           (136,225)
                                                                 -----------      -----------        -----------
NET CASH USED IN INVESTING ACTIVITIES                                 (4,979)         (51,170)          (468,116)
                                                                 -----------      -----------        -----------

NET INCREASE (DECREASE) IN CASH                                      224,857          512,644            401,190

CASH BALANCE-beginning of period                                     312,720           24,933            136,387
                                                                 -----------      -----------        -----------
CASH BALANCE-endofperiod                                         $   537,577      $   537,577        $   537,577
                                                                 ===========      ===========        ===========

                      See Accountants' Compilation Report

                         THINKDIRECTMARKETING.COM, INC.
                            SUPPLEMENTAL INFORMATION
                              STATEMENT OF BILLINGS
            FOR THE MONTH, QUARTER AND YEAR ENDED DECEMBER 31, 2000



                                       MONTH ENDED     QTR ENDED     YEAR ENDED
                                        12/31/00       12/31/00       12/31/00
                                        --------       --------       --------

Gross Subscriptions                     $ 33,852      $ 102,855       $ 305,170
Embedded Technology transactions          14,765         19,993          77,616
Other                                         --             --         106,000
                                        --------      ---------       ---------
TOTAL BILLINGS                          $ 48,617      $ 122,848       $ 488,786
                                        ========      =========       =========




























                      See Accountants' Compilation Report

Schedule 4.01(w)

         Envesta's Financial Statements
         ------------------------------

         See attached.

                          ACCOUNTANTS REPORT ON ENVESTA

--------------------------------------------------------------------------------

The following is a copy of a report on the results of Envesta plc for the three financial years ended 30th April 1999 and for the 11 months ended 31st March 2000 by Spokes & Company, Registered Auditors:

The Directors
Envesta plc
6 Lloyd's Avenue
London
EC3N 3AX

The Directors
Seymour Pierce
29/30 Cornhill
London
EC3V 3NF

                                                                     24 May 2001

Dear Sirs,

1.     INTRODUCTION

We report on the financial information set out below. This financial information has been prepared for inclusion in the prospectus dated 24 May 2001.

Basis of preparation

The financial information set out below is based on the financial statements of Envetsa plc for each of the three years ended 30th April 1999 and for the 11 months ended 31st March 2000.

The financial statements for each of the years ended 30th April 1997, 1998 and 1999 were audited by BDO Stoy Hayward, Registered Auditors and the Audit Reports for each of these years was unqualified. The financial statements for the 11 months ended 31st March 2000 were audited by Spokes & Company, Registered Auditors and the Audit Report for this period was unqualified.

Responsibility

Such financial statements are the responsibility of the directors of Envesta plc who approved their issue.

The directors of Envesta plc are responsible for the contents of the prospectus dated 24 May 2001 in which this report is included.

It is our responsibility to compile the financial information set out in our report from the financial statements, to form an opinion of the financial information and to report our opinion to you.

Basis of Opinion

We conducted our work in accordance with the Statements of Investment Circular Reporting Standards issued by the Auditing Practices Board. Our work included an assessment of evidence relevant to the amounts and disclosure in the financial information. The evidence included that recorded by BDO Stoy Hayward and Spokes & Company as the auditors who audited the financial statements underlying the financial information.

It also included an assessment of significant estimates and judgements made by those responsible for the preparation of the financial statements underlying the financial information and whether the accounting policies are appropriate to the entity's circumstances, consistently applied and adequately disclosed.

We planned and performed our work so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial information is free from material mis-statement whether caused by fraud or other irregularity or error.

Opinion

In our opinion, the financial information gives, for the purposes of the prospectus dated 24 May 2001, a true and fair view of the state of affairs of Envesta plc as at the dates stated and of its profits, cash flows and recognised gains and losses for the periods then ended.

2. PROFIT & LOSS ACCOUNTS

                                                              Year Ended 30th April                      11 Months
                                                              --------------------                       ----------
                                                                                                         31st March
                                                                                                         ----------
                                         Note         1997               1998            1999                2000
                                                      ----               ----            ----                ----
                                                     (pound)            (pound)         (pound)             (pound)
TURNOVER                                 6.2        25,250,555         24,442,762      28,821,615         21,773,602
- Continuing Operations                                     --                 --              --                 --
- Discontinued Operations                           25,250,555         24,442,762      28,821,615         21,773,602

Direct Costs                                       (23,341,701)       (22,424,497)    (27,409,576)        (21,173,487)
                                                   -----------        -----------     -----------         -----------
Gross Profit                                         1,908,854          2,018,265       1,412,039             600,115
Administrative Expenses                             (1,644,011)        (1,752,986)     (1,208,498)         (1,226,630)
Profit on Sales of Intangible Assets                        --                 --              --                  --
                                                   -----------        -----------     -----------         -----------
Operating Profit/(Loss)                  6.3           264,843            265,279         203,541            (626,515)
- Continuing Operations                                     --                 --              --                  --
- Discontinued Operations                              264,843            265,279         203,541            (626,515)

Interest Receivable                                     18,355             84,415         113,886             100,322
Interest Payable and Similar Charges     6.4           (51,252)          (112,992)       (180,326)           (346,151)
                                                   -----------        -----------     -----------         -----------

Profit/(Loss) on Ordinary Activities
   Before Taxation                                     231,946            236,702         137,101            (872,344)
Tax on Profit/(Loss) on Ordinary
   Activities                            6.7            (3,103)           (86,400)        (77,632)             (2,131)
                                                   -----------        -----------     -----------         -----------
Profit/(Loss) on Ordinary Activities
   After Taxation                                      228,843            150,302          59,469            (874,475)
Dividends (including non equity)         6.8           (30,000)          (106,250)       (106,250)            (27,131)
                                                   -----------        -----------     -----------         -----------
Retained Profit/(Loss) for the Period                  198,843             44,052         (46,781)           (901,606)
                                                   ===========        ===========     ===========         ===========
Earnings per Ordinary Share
- Basic                                  6.9            2.437p             O.789p           O.l93p            (5.89)p
- Diluted                                6.9            2.437p             O.759p           0.l85p            (5.86)p


1.    RECONCILIATION OF SHAREHOLDERS' FUNDS

                                                              Year Ended 30th April                      11 Months
                                                              --------------------                       ----------
                                                                                                         31st March
                                                                                                         ----------
                                         Note         1997               1998            1999                2000
                                                      ----               ----            ----                ----
                                                     (pound)            (pound)         (pound)             (pound)
Profit/(Loss) for the Period                         228,843            150,302          59,469            (874,475)
Dividends                                            (30,000)          (106,250)       (106,250)            (27,131)
Other Net Recognised Gains During Period               2,875                 --              --                  --
Proceeds from Share Issues                         2,223,863                 --              --              39,000
Share Issue Expenses                                (224,680)              (300)             --                  --
                                                   ---------         ----------       ---------          ----------
Total Movements During the Period                  2,200,901             43,752         (46,781)           (862,606)
Shareholders' Funds at Start of Period               831,541          3,032,442       3,076,194           3,029,413
                                                   ---------         ----------       ---------          ----------
Shareholders' Funds at End of Period               3,032,442          3,076,194       3,029,413           2,166,807
                                                   =========         ==========       =========          ==========


2. BALANCE SHEETS

                                                               30th April                             31st March
                                                               ----------                             ----------
                                    Note            1997             1998                1999               2000
                                                    ----             ----                ----               ----
Fixed Assets                                     (pound)           (pound)            (pound)             (pound)
Tangible Assets                     6.10         985,559          956,325             862,835             624,300
                                              ----------       ----------          ----------          ----------
                                                 985,559          956,325             862,835             624,300
                                              ----------       ----------          ----------          ----------
Current Assets
Stocks                              6.11       1,739,468        2,974,259           4,282,777           4,695,379
Debtors - Due Within One Year       6.12       4,781,379        5,020,387           5,602,339           2,978,282
        - Due After One Year                      19,516           19,725                   -                   -
Cash at Bank & in Hand                         2,571,409        1,563,202             337,728              21,814
                                              ----------       ----------          ----------          ----------
                                               9,111,772        9,577,573          10,222,844           7,695,475
CREDITORS: Amounts falling
due within one year                 6.13     (6,780,818)      (7,201,723)         (7,831,049)         (5,934,068)
                                              ----------       ----------          ----------          ----------
Net Current Assets                             2,330,954        2,375,850           2,391,795           1,761,407
                                              ----------       ----------          ----------          ----------

Total Assets Less Current
Liabilities                                    3,316,513        3,332,175           3,254,630           2,385,707
Creditors: Amounts falling due
after more than one year            6.14       (284,071)        (255,981)           (225,217)           (218,900)
                                              ----------       ----------          ----------          ----------
                                               3,032,442        3,076,194           3,029,413           2,166,807
                                              ==========       ==========          ==========          ==========
Capital & Reserves
Share Capital - Equity              6.17         152,500          152,500             152,500             158,500
Share Capital - Non Equity          6.17         500,000          500,000             500,000             500,000
Share Premium Account               6.19       1,941,867        1,941,567           1,941,567           1,974,567
Revaluation Reserve                 6.19           2,875            2,875               2,875               2,875
Profit & Loss Account               6.19         435,200          479,252             432,471           (469,135)
                                              ----------       ----------          ----------          ----------
Equity Shareholders' Funds                     3,032,442        3,076,194           3,029,413           2,166,807
                                              ==========       ==========          ==========          ==========

5. CASH FLOW STATEMENTS

                                    Note             Year Ended 30th April                              11 Months
                                                     ---------------------                             ----------
                                                                                                       31st March
                                                                                                       ----------
                                                    1997              1998               1999                2000
                                                    ----              ----               ----                ----
                                                 (pound)           (pound)            (pound)             (pound)
Reconciliation of Operating
Profit/(Loss) to Net Cash
Inflow from Operating
Activities
Operating Profit/(Loss)                          264,843          265,279             203,541           (626,515)
Depreciation                                     103,539          106,737              97,866              73,416
Loss/(Profit) on Sale of                           (740)          (4,488)               7,480               2,287
Intangible Fixed Assets
(Increase) in Stocks                         (1,421,070)      (1,234,791)         (1,308,518)           (412,602)
(Increase)/Decrease in Debtors                  (93,789)        (232,508)           (579,873)         (2,624,057)
Increase/(Decrease) in Creditors                 388,011          213,689         (1,125,815)         (3,694,210)
                                               ---------      -----------         -----------         -----------
Net Cash Outflow from                          (759,206)        (886,082)         (2,705,319)         (2,033,567)
Operating Activities

CASH FLOW STATEMENTS

Net Cash Outflow from                          (759,206)        (886,082)         (2,705,319)         (2,033,567)
Operating Activities

Returns on Investments and          6.21        (18,708)        (102,522)           (100,691)           (272,960)
Servicing of Finance

Taxation
UK corporation tax paid                          (7,587)          (8,466)            (94,723)            (29,316)

Capital Expenditure and             6.21        (49,143)         (73,015)            (11,856)             162,832
Financial Investment

Equity Dividends Paid                                  -                -            (76,250)            (86,250)

Acquisitions and disposal
Net cash inflow from purchase of                  38,192                -                   -                   -
subsidiary
                                               ---------      -----------         -----------         -----------
Cash Outflow before                            (796,452)      (1,070,085)         (2,988,839)         (2,259,261)
Financing

Financing                           6.21       2,242,252           46,919           1,778,324              39,000
                                               ---------      -----------         -----------         -----------
Increase/(Decrease) in Cash                    1,445,800      (1,023,166)         (1,210,515)         (2,220,261)
                                               =========      ===========         ===========         ===========
Reconciliation of Net Cash
Flow to Movement In Net Debt
Increase/(Decrease) in Cash in
the Year                                       1,445,800      (1,023,166)         (1,210,515)         (2,220,261)

Cashflow from Movement in Net
Debt and
   Lease Financing                             (347,069)         (47,219)         (1,778,324)                   -
Debt Acquired with Subsidiary                  (849,584)                -                   -                   -
                                               ---------      -----------         -----------         -----------
Decrease/(Increase) in Net Debt                  249,147      (1,070,385)         (2,988,839)         (2,220,261)
Net Debt at Start of Period                    1,107,051        1,356,198             285,813         (2,703,026)
                                               ---------      -----------         -----------         -----------
Net Debt at End of Period           6.22       1,356,198          285,813         (2,703,026)         (4,923,287)
                                               =========          =======         ===========         ===========

6.  NOTES TO THE FINANCIAL INFORMATION

6.1 Accounting Policies

The financial statements have been prepared under the historical cost convention, modified for the revaluation of freehold property, and are in accordance with applicable accounting standards. The following accounting policies, which have not changed during the period, have been consistently applied:

Basis of Consolidation
The consolidated financial statements incorporate the results of Bickerton Group plc and all of its subsidiary undertakings using the acquisition method of accounting. Results of subsidiary undertakings are included from the date of acquisition.

Turnover
Turnover represents services rendered and amounts recoverable on contracts exclusive of Value Added Tax.

Depreciation
Depreciation is provided on all tangible fixed assets other than land at rates calculated to write off the cost or valuation, less estimated residual value of each asset over their expected useful life as follows:

Buildings                   2% straight line
Plant and machinery         25% reducing balance
Fixtures and equipment      25% reducing balance and 33% straight line
Motor vehicles              25% on reducing balance

Stocks
Stocks are stated at the lower of cost and net realisable value. Cost is calculated as follows:

Building materials and loose tools
Purchase cost on a first in and first out basis.

Work in progress and own developments
Cost of direct materials and labour plus attributable overheads based on normal level of activity less foreseeable losses.

Stock of properties
Cost of purchase, direct expenditure and professional fees

Net realisable value is based on estimated selling price less further costs expected to be incurred on completion and disposal.

Amounts Recoverable on Contracts
Amounts recoverable on contracts are valued at cost including overhead expenses plus that proportion of attributable profits, estimated to be earned to date based on the stage of completion, less provision for any known or anticipated losses and payments on account.

Leased Assets
-------------
Where assets are financed by leasing agreements that give rights approximating to ownership (finance leases), the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable over the term of the lease. The corresponding leasing commitments are shown as amounts payable to the lessor. Depreciation on the relevant assets is charged to the profit and loss account.

Lease payments are analysed between capital and interest components so that the interest element of the payment is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding. The capital part reduces the amounts payable to the lessor. All other leases are treated as operating leases. Their rentals are charged to the profit and loss account on a straight line basis over the term of the lease.

Deferred Taxation
-----------------
Provision is made at current corporation tax rates for taxation deferred in respect of all material timing differences, except to the extent that, in the opinion of the Directors, there is reasonable probability that the liability will not arise in the foreseeable future.

Pension Costs
-------------
The group operates a defined contribution pension scheme with the charge to the profit and loss account representing the contribution payable in respect of the year.

6.2  Turnover and Profit

                                                       Year Ended 30th April                        11 Months
                                                       ---------------------                       ----------
                                                                                                   31st March
                                                                                                   ----------
                                                        1997            1998            1999             2000
                                                        ----            ----            ----             ----
                                                     (pound)         (pound)         (pound)          (pound)
Analysis by class of business:
Continuing operations:                                     -               -               -                -

Discontinued operations:
Building contractors                              24,797,587      23,875,389      27,534,531       17,208,582
Property development                                  50,000           1,442       1,230,058        4,558,414
Joinery manufacture                                  402,968         565,931          57,026            6,606

Total Turnover                                    25,250,555      24,442,762      28,821,615       21,773,602

Profit before tax
Continuing operations:                                     -               -               -                -

Discontinued operations:
Building contractors                                 280,633         260,285         263,645        (873,744)
Property development                                   6,485          45,388         136,091          246,680
Joinery manufacture                                 (22,275)        (40,394)       (196,195)              549

Operating Profit/(Loss)                              264,843         265,279         203,541        (626,515)

6.3  Operating Profit/(Loss)

The operating profit/(loss) is arrived at after charging or crediting:

                                                       Year Ended 30th April                        11 Months
                                                       ---------------------                       ----------
                                                                                                   31st March
                                                                                                   ----------
                                                        1997            1998            1999             2000
                                                        ----            ----            ----             ----
                                                     (pound)         (pound)         (pound)          (pound)
Operating leases - Vehicle hire                      174,958         198,072         201,909          137,778
                 - Land and buildings                 24,000          24,000          26,000                -
Depreciation of tangible fixed assets                103,359         106,737          97,866           73,416
Loss/(Profit)on disposal of tangible                   (740)         (4,488)           7,480            2,287
fixed assets
Exceptional items                                          -               -          16,424                -
Auditors' remuneration - Audit                        20,900          24,600          25,000           25,000
                       - non audit*                    1,560           5,350           7,810                -
                                                     -------         -------         -------          -------

Exceptional items represent the administrative costs incurred by the group in fulfilling obligations which existed at the date of closure of the Oxford office in 1999.

* In 1997 a further (pound)42,412 was allocated to the share premium account.

6.4  Interest Payable and Similar Charges

                                                       Year Ended 30th April                        11 Months
                                                       ---------------------                        ---------
                                                                                                    31st March
                                                                                                    ---------
                                                        1997            1998            1999             2000
                                                        ----            ----            ----             ----
                                                     (pound)         (pound)         (pound)          (pound)
Finance leases and hire purchase
contracts                                             1,706            884                 -                -
Bank loans and overdrafts                            44,724        111,999           180,326           346,151
Other interest                                        4,822            109                 -                 -
                                                     ------        -------           -------           -------
                                                     51,252        112,992           180,326           346,151
                                                     ======        =======           =======           =======

6.5 Employees


 Staff costs, including directors' remuneration were as follows:


                                                       Year Ended 30th April                        11 Months
                                                       ---------------------                        ---------
                                                                                                    31st March
                                                                                                    ---------
                                                        1997            1998            1999             2000
                                                        ----            ----            ----             ----
                                                     (pound)         (pound)         (pound)          (pound)
Wages and salaries                                  2,171,282         2,864,577      2,776,054         2,168,878
Social security costs                                 214,536           277,242        270,098           215,040
Other pension costs                                   103,247           113,416        115,047           106,846
                                                    ---------         ---------      ---------         ---------
                                                    2,489,065         3,255,235      3,161,199         2,490,764
                                                    =========         =========      =========         =========


The average weekly number of employees, including directors, was as follows:

                                      1997                 1998              1999         2000
                                      ------               ----              ----         -----
                                      Number              Number            Number         Number
Office and management                   86                   98              92             68
Direct labour                           24                   35              27             20
                                       ----                 ---             ---            ----
                                       110                  133             119             88
                                       ===                  ===             ===             ===

6.6 Directors' Remuneration

                                                       Year Ended 30th April                        11 Months
                                                       ---------------------                        ---------
                                                                                                    31st March
                                                                                                    ---------
                                                        1997            1998            1999             2000
                                                        ----            ----            ----             ----
                                                     (pound)         (pound)         (pound)          (pound)
Total emoluments                                    251,650            291,036        309,761        288,239
Contributions to defined contribution
pension schemes                                      33,912             32,320         33,964         27,483
Highest paid director - total                        95,744             94,811         87,044         91,946
emoluments
 - defined contribution
  pension scheme                                     13,000             14,783         15,767         13,983
Amounts paid to third parties for
making available the services of
persons as directors*                                35,000             35,000         35,000         30,413
Number of directors participating in the
defined contribution pension scheme                      6                5                 4              4


*Payable to Bayard Estates limited, a company controlled by KG Wilkins.

6.7 Taxation

                                                     Year Ended 30th April        11 Months
                                                     ---------------------       31st March
                                                   1997      1998       1999        2000
                                                   ----      ----       ----     ----------
                                                  (pound)   (pound)    (pound)    (pound)
UK corporation tax
Current period 31%                                 3,103    86,400     71,500          --
Prior periods                                         --        --      6,132       2,131
                                                   -----    ------     ------       -----
                                                   3,103    86,400     77,632       2,131
                                                   =====    ======     ======       =====

6.8 Dividends

                                                     Year Ended 30th April        11 Months
                                                     ---------------------       31st March
                                                   1997      1998       1999        2000
                                                   ----      ----       ----     ----------
                                                  (pound)   (pound)    (pound)    (pound)
Proposed ordinary dividend (0.5p per share)           --    76,250     76,250          --
Preference dividends (non equity)                 30,000    30,000     30,000      27,131
                                                  ------   -------    -------      ------
                                                  30,000   106,250    106,250      27,131
                                                  ======   =======    =======      ======

6.9 Earnings per Ordinary Share

The earnings per ordinary share are calculated on the basis of the weighted average 15,298,849 (1999: 15,250,000 1998: 15,250,000 1997: 8,158,766) shares in issue and on earnings after taxation and preference dividend of(pound)(901,606) (1999:(pound)29,469 1998:(pound)120,302 1997:(pound)198,842). There was no impact on profit attributable to ordinary shareholders of the outstanding share options for the purpose of calculating diluted earnings per share. However, the share options increase the weighted average of ordinary shares, for the purpose of calculating diluted earnings per ordinary share, by 100,000 (1999: 699,500 1998: 600,000 1997: nil).

6.10     Tangible Fixed Assets

                                           Freehold         Plant           Fixtures
                                           Land and          and              And         Motor
                                           Buildings      Machinery        Equipment     Vehicles           Total
                                           ---------      ---------        ---------     --------           -----
 Cost or valuation                          (pound)        (pound)          (pound)       (pound)          (pound)

 At 1st May 1996                             36,360        165,789          194,800       235,993          632,942
 Additions                                  648,670         16,219           47,366        51,204          763,459
 Disposals                                 (40,030)              -                -      (66,899)        (106,929)
                                           --------        -------          -------      --------        ---------
 At 30th April 1997                         645,000        182,008          242,166       220,298        1,289,472
 Additions                                        -          7,060           67,626        16,884           91,570
 Disposals                                        -              -                -      (36,187)         (36,187)
                                           --------        -------          -------      --------        ---------

 At 30th April 1998                         645,000        189,068          309,792       200,995        1,344,855
 Additions                                        -         13,616           19,959        58,674           92,249
 Disposals                                        -      (110,315)         (33,419)      (59,488)        (203,222)
                                           --------      ---------         --------      --------        ---------

 At 30th April 1999                         645,000         92,369          296,332       200,181        1,233,882
 Additions                                        -              -           41,917        71,876          113,793
 Disposals                                        -       (92,369)        (338,249)     (272,057)        (702,675)
                                           --------      ---------         --------      --------        ---------

 At 31st March 2000                         645,000              -                -             -          645,000
                                           ========      =========         ========      ========        =========
 Depreciation
 At 1st May 1996                                  -         79,944           62,006       100,296          242,246
 Charge for the year                          2,875         24,186           47,051        29,427          103,539
 Surplus on revaluation                     (2,875)              -                -             -          (2,875)
 On disposals                                     -              -                -      (38,997)         (38,997)
                                           --------      ---------         --------      --------        ---------

 At 30th April 1997                               -        104,130          109,057        90,726          303,913
 Charge for the year                          6.900         19,616           48,753        31,468          106,737
 On disposals                                     -              -                -      (22,120)         (22,120)
                                           --------      ---------         --------      --------        ---------

 At 30th April 1998                           6,900        123,746          157,810       100,074          388,530
 Charge for the year                          6,900         12,667           45,610        32,689           97,866
 On disposals                                     -       (63,435)          (9,999)      (41,915)        (115,349)
                                           --------      ---------         --------      --------        ---------

 At 30th April 1999                          13,800         72,978          193,421        90,848          371,047
 Charge for the year                          6,900          5,364           32,428        28,724           73,416
 On disposals                                     -       (78,342)        (225,849)     (119,572)        (423,763)
                                           --------      ---------         --------      --------        ---------

 At 31st March 2000                          20,700              -                -             -           20,700
                                           ========      =========         ========      ========        =========



                                        Freehold          Plant           Fixtures
                                        Land and           and              And          Motor
                                        Buildings        Machinery       Equipment       Vehicles        Total
                                        ---------        ---------       ---------      ---------       -------
 Net Book Values                         (pound)          (pound)          (pound)      (pound)         (pound)
 At 30th April 1997                      645,000           77,878          133,109       129,572         985,559
                                        ========         ========         ========      ========        ========
 At 30th April 1998                      638,100           65,322          151,982       100,921         956,325
                                        ========         ========         ========      ========        ========

 At 30th April 1999                      631,200           19,391          102,911       109,333         862,835
                                        ========         ========         ========      ========        ========

 At 31st March 2000                      624,300                -                -             -         624,300
                                        ========         ========         ========      ========        ========

On an historical cost basis, freehold land and buildings would have been included as follows:

                                                                Year Ended 30th April             31st March
                                                             -------------------------------      ----------
                                                             1997          1998          1999        2000
                                                             (pound)      (pound)     (pound)       (pound)
Cost                                                          645,000     645,000     645,000      645,000
                                                              -------     -------     -------      -------
Cumulative Depreciation based on cost                           2,875       9,775     16,675        23,575
                                                              -------     -------     -------      -------

The freehold land and buildings were revalued as at 30th April 1997 by the directors in conjunction with professional advice on an open market, existing use basis. The surplus arising of (pound)2,875 has been credited to revaluation reserve. All other tangible assets are stated at historical cost.


6.11 Stocks

                                                  Year Ended 30th April            31st March
                                                --------------------------         ----------
                                                1997       1998          1999         2000
                                                ----       ----          ----         ----
                                              (pound)    (pound)       (pound)       (pound)
Building materials and loose tools            14,004       14,315         5,956          -
Work in progress                               8,784        8,225         6,182          -
Stock of property                          1,716,680    2,951,719     4,270,639    4,695,379
                                           ---------    ---------     ---------    ---------
Goods for resale                           1,739,468    2,974,259     4,282,777    4,695,379
                                           =========    =========     =========    =========


6.12 Debtors

                                                   Year Ended 30th April         31st March
                                           ----------------------------------    ----------
                                               1997       1998        1999           2000
                                               ----       ----        ----           ----
                                              (pound)    (pound)    (pound)         (pound)
Trade debtors                              2,246,959    1,651,229   1,537,105      135,202
Amounts recoverable on contracts           2,400,249    3,137,357   3,548,723       16,355
Other debtors                                  8,257       96,415     109,246    2,778,933
Prepayments and accrued income               125,914      135,386     407,265       47,792
                                           ---------    ---------   ---------    ---------
                                           4,781,379    5,020,387   5,602,339    2,978,282
                                           =========    =========   =========    =========

6.13 Creditors: Amount falling due within one year.


                                                    Year Ended 30th April        31st March
                                                 ------------------------------  -----------
                                               1997       1998        1999          2000
                                               ----       ----        ----          ----
                                              (pound)    (pound)    (pound)        (pound)

Bank overdraft (secured)                           -      14,959           -            -
Bank loans (secured)                         926,015   1,006,449    2,815,537    4,726,201
Trade creditors                            3,182,493   2,858,131    2,697,457      895,989
Contract accruals                          2,104,621   2,753,423    1,951,040            -
Other taxes and social security              293,283     213,333       81,289      153,483
Corporation tax                                    -      79,580       44,938       17,754
Finance lease and hire purchase contracts      5,125           -            -            -
Other creditors                               66,275      44,047       46,968       86,727
Accruals and deferred income                 193,006     145,551      107,570       53,914
Preference dividends                          10,000      10,000       10,000            -
Ordinary dividends                                 -      76,250       76,250            -
                                           ---------   ---------    ---------    ----------
                                           6,780,818   7,201,723    7,831,049     5,934,068
                                           =========   =========    =========    ==========

6.14 Creditors: Amount falling due after one year.

                                                    Year Ended 30th April        31st March
                                                 ------------------------------  ----------
                                               1997       1998          1999        2000
                                               ----       ----          ----        ----
                                              (pound)    (pound)      (pound)      (pound)

Finance lease and hire purchase contracts         -           -            -            -
Bank loans (secured)                        284,071      255,981      225,217     218,900
                                            -------      -------      -------     -------
                                            284,071      255,981      225,217     218,900
                                            =======      =======      =======     =======


6.15      Loans

                                                 Year Ended 30th April       31st March
                                              ----------------------------   ----------
                                               1997     1998       1999       2000
                                               ----     ----       ----       ----
Amounts repayable:                           (pound)   (pound)    (pound)    (pound)
After one & within two years                 32,000     32,000     32,000     32,000
Between two and five years                   96,000     96,000     96,000     96,000
Due after 5 years                           156,011    127,981     97,217     90,900
                                            -------    -------    -------    -------
                                            284,071    255,981    225,217    218,900
                                            =======    =======    =======    =======



6.16      Provisions for Liabilities & Charges

                                                    Year Ended 30th April      31st March
                                                 ---------------------------   ----------
                                               1997       1998        1999        2000
                                               ----       ----        ----        ----
                                              (pound)    (pound)    (pound)      (pound)
Deferred Taxation
-----------------
Amounts unprovided
Accelerated capital allowances                27,454     20,448         -             -
                                              ======     ======      ======       ======

6.17      Share Capital

                                                                                                        1.5.96 To
                                                                                                         30.4.99
                                                                                                        ---------
                                                                                                          (pound)
Authorised:
6% Cumulative Redeemable Preference Shares 2003 of(pound)1 each (non equity)                             500,000
Ordinary Shares of 1p each (equity)                                                                      220,000
                                                                                                        =========
Allotted Called Up & Fully Paid:
6% Cumulative Redeemable Preference Shares 2003 of (pound)1 each (non equity)                            500,000
Ordinary Shares of 1p each (equity)                                                                      152,500
                                                                                                        =========

                                                                                                        1.5.99 To
                                                                                                          31.3.00
                                                                                                        ---------
Authorised:
6% Cumulative Redeemable Preference Shares 2003 of (pound)1 each (non equity)                             500,000
Ordinary Shares of 1p each (equity)                                                                       220,000
                                                                                                        =========
Allotted Called Up & Fully Paid:
 6% Cumulative Redeemable Preference Shares 2003 of (pound)1 each (non equity)                            500,000
Ordinary Shares of 1p each (equity)                                                                       158,500
                                                                                                         ========


Preference shares carry preferred rights to repayment of capital and dividends, but do not participate any further in the assets of the company. These shares do not carry voting rights and are redeemable at par. On 17 July 2000 the preference shares were fully redeemed by the issue of 1,100,000 Ordinary shares of 1p each at a value of 45.45p per share.

 6.18      Share Options

The following share options were outstanding as at 31st March 2000:

                                      Number           Price
                                     -------           -----
6th May 1997                          65,000           40.0p
18th August 1998                      50,000           33.5p
20th January 1999                    150,000           35.0p
19th August 1999                     145,000           40.5p

(19) Statement of Movement on Reserves

                                                             Share Premium          Revaluation        Profit & Loss
                                                                   Account              Reserve              Account
                                                                   -------              -------              -------
                                                                   (pound)              (pound)               (pound)
On 1st May 1996                                                          -                    -              317,541
Exercise of share options                                           75,967                    -                    _
Bonus issue                                                                                   -              (81,184)
Net proceeds of other share issues                               1,865,900                    -                    _
Transfer relating to revalued property                                   -                2,875                    -
Profit for the Year                                                      -                    -              198,843
                                                                 ---------               ------             --------
At 30th April 1997                                               1,941,867                2,875              435,200
Additional costs of previous share issues                            (300)                    -                    _
Profit for the Year                                                      -                    -               44,052
                                                                 ---------               ------             --------
At 30th April 1998                                               1,941,567                2,875              479,252
Loss for the Year                                                        -                    -             (46,781)
                                                                 ---------               ------             --------
At 30th April 1999                                               1,941,567                2,875              432,471
Loss for the Period                                                      -                    -            (874,475)
Dividends paid                                                           -                    -             (27,131)
Shares issued in the Period                                         33,000                    -                    -
                                                                 ---------               ------             --------
At 31st March 2000                                               1,974,567                2,875            (469,135)
                                                                 =========               ======             ========


6.20 Pension Scheme

The group operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the group in an independently administered fund. The pension cost charge of (pound)106,846
(1999:(pound)115,047 1998:(pound)113,416 1997:(pound)103,247) represents contributions payable by the group to the fund.

6.21     Gross Cash Flows


                                                                        Year Ended 30th April                31st March
                                                           -------------------------------------------       -----------
                                                                1997          1998             1999             2000
                                                                ----          ----             ----             ----
                                                              (pound)       (pound)          (pound)          (pound)
Returns on Investments and Servicing
  Of Finance
Interest received                                              18,355          77,915           111,807         100,322
Interest paid                                                  (7,063)       (150,437)         (182,498)       (346,151)
Preference dividends paid                                     (30,000)        (30,000)          (30,000)        (27,131)
                                                           ----------        --------        ----------        --------

Net cash outflow for returns on investments
and servicing of finance                                      (18,708)       (102,522)         (100,691)       (272,960)
                                                           ==========        ========        ==========        ========
Capital Expenditure and Financial
Investment
Payments to acquire tangible fixed assets                    (117,812)        (91,570)          (92,249)       (113,793)
Proceeds from the sale of fixed assets                         68,669          18,555            80,393         276,625
                                                           ----------        --------        ----------        --------
Net cash (outflow)/inflow from investing
activities                                                    (49,143)        (73,015)          (11,856)        162,832
                                                            =========        ========        ==========        ========
Financing
Issue of share capital (net of expenses)                    1,895,183            (300)                -          39,000
Capital element of finance leases                             (13,433)         (5,125)                -               -
Bank loans                                                    895,000          80,453         1,809,088               -
Repayment of bank loans                                      (534,498)        (28,109)          (30,764)              -
                                                           ----------        --------        ----------        --------
Net cash inflow from financing                              2,242,252          46,919         1,778,324          39,000
                                                           ==========        ========        ==========        ========

6.22 Analysis of Net Cash and Debt

                                                            At 1.5.99          Cash Flow               At 3 1.3.00
                                                            ---------          ---------               -----------
                                                             (pound)            (pound)                  (pound)
Cash at bank and in hand                                      337,728            (315,914)                   21,814
Overdrafts                                                          -                    _                        -
Debt due within 1 year                                     (2,815,537)         (1,910,664)               (4,726,201)
Debt due after 1 year                                        (225,217)              6,317                  (218,900)
                                                          -----------          -----------              -----------
Net Debt                                                   (2,703,026)         (2,220,261)               (4,923,287)
                                                          ===========          ===========              ===========

                                                            At 1.5.98          Cash Flow                 At 30.4.99
                                                            ---------          ---------                 ----------
                                                             (pound)             (pound)                  (pound)
Cash at bank and in hand                                    1,563,202          (1,225,474)                  337,728
Overdrafts                                                    (14,959)             14,959                        -
Debt due within 1 year                                     (1,006,449)         (1,809,088)               (2,815,537)
Debt due after 1 year                                        (255,981)             30,764                  (225,217)
                                                          -----------          -----------              -----------
Net Funds/(Debt)                                              285,813          (2,988,839)               (2,703,026)
                                                          ===========          ===========              ===========

                                                            At 1.5.97           Cash Flow                At 30.4.98
                                                          -----------           ---------                ----------
                                                            (pound)               (pound)                  (pound)
Cash at bank and in hand                                    2,571,409          (1,008,207)                1,563,202
Overdrafts                                                          -             (14.959)                  (14,959)
Debt due within 1 year                                       (926,015)            (80,434)               (1,006,449)
Debt due after 1 year                                        (284,071)             28,090                  (255,981)
Finance leases                                                 (5,125)              5,125                       -
                                                          -----------           -----------             -----------
Net Funds/(Debt)                                            1,356,198           (1,070,385)                 285,813
                                                          ===========           ===========             ===========


                                                   At 1.5.96            Cash Flow        Acquisitions       At 30.4.97
                                                   ---------            ---------        ------------       ----------
                                                     (pound)              (pound)          (pound)             (pound)
Cash at bank and in hand                            1,125,609           1,445,800                 -           2,571,409
Debt due within 1 year                                      -            (426,015)         (500,000)           (926,015)
Debt due after 1 year                                       -              65,513          (349,584)           (284,071)
Finance leases                                        (18,558)             13,433                 -              (5,125)
                                                   ----------          ----------          --------          ----------
Net Funds/(Debt)                                    1,107,051           1,098,731          (849,584)          1,356,198
                                                   ==========          ==========          ========          ==========


6.23 Post Balance Sheet Events

On 7 June 2000 the Company sold its interests in all its subsidiaries to other members of its then ultimate holding company, Artisan (UK) plc, hence all activities were classified as discontinued. All disposals were at net assets value.

On 17 July 2000 the preference shares were fully redeemed by the issue of 1,100,000 Ordinary shares of 1p each at a value of 45.45p per share.

On 9 June 2000 the Company acquired 73 per cent. of Propertytrade plc paid for by the issue of 6,300,000 Ordinary Shares of 1p each.

On 21 June 2000 the Company acquired certain investments from Artisan (UK) plc for (pound)1,000,000.

In April 2001, the Company disposed of the goodwill and assets of its subsidiary company, Propertytrade plc for a consideration of (pound)33,250 and also disposed of its 15 per cent. interest in Partners in Property Solutions Limited for (pound)90,000.

6.24 Contingencies

At 30th April 1999, the Company had given performance guarantees on contracts to the extent of approximately (pound)309,000. There were no contingencies at 30 April 1997, 30 April 1998 or 31 March 2000.


6.25 Commitments Under Operating Leases

The group had annual commitments under non-cancellable operating leases set out below:

                                                           Year Ended 30th April            31st March
                                                      ---------------------------------     ----------
                                                        1997       1998         1999          2000
                                                        ----       ----         ----          ----
                                                      (pound)     (pound)      (pound)       (pound)
Land and buildings operating leases which expire:
Within one year                                           -            -        3,847             _
Between two and five years                            24,000      26,000           -              _
                                                      ======      ======      ========          =====

Other operating leases which expire:
Within one year                                       50,956       24,957      31,161          62,974
Between two and five years                           110,336      173,954     109,938          16,385
                                                     =======      =======     =======          ======

Consent


We consent to the inclusion in the prospectus dated 24 May, 2001 of this report and accept responsibility for this report for the purposes of paragraph 45
(1)(b)(iii) of Schedule 1 to the Public Offers of Securities Regulations 1995.


Yours faithfully                                              Hilden Park House
Spokes & Company                                              79 Tonbridge Road
Chartered Accountants and Registered Auditors                     Hildenborough
                                                                 Kent, TN11 9BH

                       PRO FORMA STATEMENT OF NET ASSETS

                                          Envesta plc
                                          (Unaudited)                                      Sale of
                                         30 September    Acquisition of    Open          Propertytrade       Pro Forma
                                              2000       Findstar Pic      Offer        and Investments      Net Assets
                                         ------------    ------------      -----        ---------------      ----------
                                               a             b               c               d
                               Note      (pound)'000     (pound)'000     (pound)'000     (pound)'000         (pound)'000

Fixed assets
Intangible fixed assets                            0           7,458               0               0           7,458
Tangible fixed assets                             46              78               0             (26)             98
Investments                                    1,000               0               0          (1,000)              0
                                               -----           -----             ---            ----           -----
                                               1,046           7,536               0          (1,026)          7,556
                                               -----           -----             ---            ----           -----
Current assets
Stocks                                             0              11               0               0              11
Debtors                                          200             134               0             (73)            261
Cash at bank and in hand                         661             (61)            405             170           1,175
                                               -----           -----             ---            ----           -----
                                                 861              84             405              97           1,447
Creditors: Amounts falling due
within one year                                 (288)           (617)              0               0            (905)
                                               -----           -----             ---            ----           -----

Net Current assets/(liabilities)                 573            (553)            405              97             542
                                               -----           -----             ---            ----           -----

Total assets (less current liabilities)        1,619           7,003             405            (929)          8,098
Creditors: Amounts falling due after
more than one year                                 0          (1,003)              0               0          (1,003)
Minority interest                                 30               0               0             (30)              0
                                               -----           -----             ---            ----           -----
Net assets/(liabilities)                       1,649           6,000             405            (959)          7,095
                                               =====           =====             ===            ====           =====

Capital and reserves
Share capital-Ordinary shares                    236             583             137               0             956
Share premium account                          5,250           2,917             268               0           8,435
Profit and loss account                       (3,837)              0               0            (959)         (4,796)
                                               -----           -----             ---            ----           -----
Equity shareholders funds                      1,649           3,500             405            (959)          4,595
Preference share capital                           0           2,500               0               0           2,500
                                               -----           -----             ---            ----           -----
                                               1,649           6,000             405            (959)          7,095
                                               =====           =====             ===            ====           =====

Notes

(a) The Envesta balance sheet has been extracted from the unaudited interim results to 30 September 2000.
(b) The acquisition of Findstar is based on the (pound)7 million acquisition, satisfied as (pound)3.5 million of Ordinary shares, (pound)2.5 million of Preference shares and (pound) 1 million of Loan Notes. Acquisition expenses of (pound)61,000 have been included together with the assumed assets and liabilities of Findstar acquired, based on the 31 December 2000 audited accounts.
(c) The Open Offer assumes the underwritten amount of (pound)500,000 and the irrevocable undertaking of (pound)147,500 is raised at 5p per share less the related issue cost.
(d) Propertytrade and the other Envesta investments are assumed to be sold at their current market values.

 Schedule 4.01(aa)

          Taxes

          None

 Schedule 4.01(bb)

          Proceedings

          None

 Schedule 4.02(n)

          Liabilities

          None except as shown on the Balance Sheet or in the Plan.

 Schedule 4.02(o)

           Proceedings

           None

 Schedule 4.02(q)

          IRS Audits

          None

 Schedule 4.02(r)

          Taxes

          The IRS has asserted a claim for approximately $3,700 in back taxes.

 Schedule 4.02(u)

           Employees

           - William Foster
           - Mark Alan Siegel
           - Peter Lonbons (employee of subsidiary)

Schedule 4.02(v)

          Material Contracts

          None

 Schedule 4.02(w)

          Real Property

          Elbow Lake property